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Exhibit 10.17

U.S. $12,000,000

CREDIT AGREEMENT,

dated as of November 28, 2006

among

SONORAN ENERGY, INC.,

as the Borrower,

CERTAIN INSTITUTIONAL LENDERS

as the Lenders,

and

NGPC ASSET HOLDINGS, LP,

as Administrative Agent for the Lenders

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of November 28, 2006, among SONORAN ENERGY, INC., a Washington corporation (the “Borrower”), the various institutional lenders as are or may hereafter become Parties hereto (collectively, the “Lenders”) and NGPC ASSET HOLDINGS, LP, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”),

W I T N E S S E T H:

WHEREAS, the Borrower is engaged in the business of owning, operating, producing, processing, marketing of and exploration for, Hydrocarbons, and activities related or ancillary thereto; and

WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which Loans will be made to the Borrower from time to time prior to the applicable Commitment Termination Date, in a maximum aggregate principal amount of Loans at any one time not to exceed in the aggregate the lesser of (x) the Collateral or (y) $12,000,000; and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article VI), to extend such Commitments and to make such Loans to the Borrower; and

WHEREAS, the proceeds of such Loans will be used

(1)

to finance certain trade payables; and

(2)

to repay indebtedness of the Borrower to Cornell Capital Partners, L.P. (“Cornell Capital”) existing as of the Effective Date; and

(3)

to finance the Financed Acquisition; and

(4)

to conduct other Approved Development Activities pursuant to the Approved Capital and Operating Budget on the Oil and Gas Properties owned by the Borrower or any of the Borrower’s Qualified Subsidiaries, including without limitation, those Oil and Gas Properties (i) located in Beauregard, Livingston, Rapides, Vernon Parishes, Louisiana, and Smith, and Wood Counties, Texas, owned by the Borrower immediately prior to the Financed Acquisition, and (ii) located in Tom Green County, Texas acquired pursuant to the Financed Acquisition (such interests existing as of the date hereof, each individually, an “Initial Subject Property”, and collectively, the “Initial Subject Properties”); and

(5)

to enter into Hedge Agreements as may be required from time to time by the Administrative Agent; and

(6)

for working capital purposes in accordance with the Approved Capital and Operating Budget; and

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WHEREAS, the Parties have agreed it is in their respective best interests to enter into this Agreement,

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1.

Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Acquired Properties” means those Oil and Gas Properties and other assets that are acquired from time to time in an Acquisition.

“Acquisition” means (i) the Financed Acquisition and (ii) any other acquisition of Acquired Properties after the Effective Date by the Borrower or one or more Qualified Subsidiaries of the Borrower.

“Administrative Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as successor Administrative Agent pursuant to Section 10.4.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan).  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(a)

to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers; or

(b)

to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

“Applicable Law” means with respect to any Person or matter, any United States or foreign, federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, application, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by a Government Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

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“Applicable Margin” means, with respect to any Credit Extension at any time of determination, a margin above the LIBO Rate applicable to such Credit Extension equal to six percent (6%).

“Approvals” means each and every approval, authorization, license, permit, consent, variance, land use entitlement, franchise, agreement, filing or registration by or with any Government Agency or other Person necessary for all stages of developing, operating, maintaining and abandoning Oil and Gas Properties.

“Approved Capital and Operating Budget” means the Borrower’s plan, as approved by the Administrative Agent pursuant to Section 6.1.13, for conducting Approved Development Activities on the Oil and Gas Properties comprising the Collateral Value Properties, Mortgaged Properties and the Development Properties.  The Approved Capital and Operating Budget shall set forth, by geographic region or trend, as appropriate, projected drilling costs, completion costs, geological and geophysical costs for each well and property; the Approved General and Administrative Budget (setting forth the G&A expenses), workover expenses (beyond those accounted for by the Borrower as lease operating expenses), the number of wells to be drilled and other major items as the Administrative Agent may request, in each quarter covered by such Approved Capital and Operating Budget.  The Approved Capital and Operating Budget shall be presented in substantially the form of Exhibit L, or such other form as the Administrative Agent may approve, and shall be updated each Fiscal Quarter for a period of not less than the following six (6) Fiscal Quarters as provided in Section 8.1.1.

“Approved General and Administrative Budget” means the Borrower’s planned G&A Expenses, as approved by the Administrative Agent pursuant to Section 6.1.13, to be incurred in conducting Approved Development Activities on the Oil and Gas Properties comprising the Collateral Value Properties, Mortgaged Properties and the Development Properties.  The Approved General and Administrative Budget shall be presented in substantially the form of Exhibit M, or such other form as the Administrative Agent may approve, and shall be updated each Fiscal Quarter for a period of not less than the following six (6) Fiscal Quarters as provided in Section 8.1.1.

“Approved Development Activities” means drilling, geological and geophysical investigations and evaluations and related activities on the Collateral Value Properties, the Mortgaged Properties and/or Development Properties, substantially in accordance with the Approved Capital and Operating Budget  (i) in order to bring into production Proven Reserves which are included in the determination of the Collateral Value, and (ii) in order to further explore and/or develop the Mortgaged Properties and the Development Properties not otherwise included in the Collateral Value, in each case as approved by the Administrative Agent.  Certain Approved Development Activities have been approved in the initial Approved Capital and Operating Budget; depending upon the success of these initial Approved Development Activities, the Administrative Agent may approve additional Approved Development Activities, in an Approved Capital and Operating Budget or otherwise.

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“Approved Hedge Counterparty” means each Person, other than Borrower or an Affiliate of Borrower, who (a) has been approved in writing by the Administrative Agent as a counterparty to a Hedging Agreement with the Borrower or a Qualified Subsidiary of the Borrower; and (b) if the Hedging Agreement relates to or otherwise permits the execution of any type of transaction other than the purchase of commodity floors by the Borrower, has executed and delivered to the Administrative Agent a duly executed counterpart of an Intercreditor Agreement on terms and conditions acceptable to the Administrative Agent.

“Assignee Lender” is defined in Section 11.11.1.

“Assignment” means each Assignment and Conveyance of Overriding Royalty Interest, substantially in the form of Exhibit J, as such may be amended, supplemented, restated or otherwise modified from time to time, from the Borrower and the Borrower’s Subsidiaries to the Designee, assigning to the Designee, as additional consideration for the making of Commitments by the Initial Lenders and not as collateral security for the Loans, overriding royalty interests in its or their Hydrocarbon Interests comprising all Oil and Gas Properties of the Borrower and its Subsidiaries, as set forth in the Confidential Payment Letter.  The Overriding Royalty Interests conveyed by the Assignment to NGPCRC or its Designee are subject to the Agreement Concerning Overriding Royalty Interests which shall be in a form satisfactory to the Administrative Agent, as such may be amended, supplemented, restated or otherwise modified from time to time, among the Borrower, NGPCRC as an Initial Lender and the Designee of NGPCRC.

“Authorized Officer” means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent pursuant to Section 6.1.1.

“Borrower” is defined in the preamble.

“Borrowing” means the Loans having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

“Borrowing Request” means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

“Business Day” means

(a)

any day which is neither a Saturday or Sunday nor any other day on which banks are authorized or required to be closed in Houston, Texas or New York, New York; and

(b)

relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

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“Capital Expenditures” means, for any period, (without duplication) the aggregate amount of all expenditures of the Borrower and its consolidated Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures including, with respect to any period, payments made by the Borrower and its consolidated Subsidiaries with respect to Capitalized Lease Liabilities incurred during such period.

“Capital Stock” means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire interest in such Person.

“Capitalization” means, at any time, the sum of (a) the total Debt of the Borrower and its consolidated Subsidiaries plus (b) the total equity of the Borrower and its consolidated Subsidiaries, plus or minus, as the case may be (c) the effects, if any, of FAS 133.

“Capitalized Lease Liabilities” means all monetary obligations of the Borrower or any of its consolidated Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalent Investment” means, at any time:

(a)

any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

(b)

commercial paper, maturing not more than nine months from the date of issue, which is issued by

(i)

a corporation (other than an Affiliate of the Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by S&P or P-1 by Moody’s, or

(ii)

any Lender which is rated at least A-1 by S&P or P-1 by Moody’s;

(c)

any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by

(i)

a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

(ii)

any Lender which is rated at least A-1 by S&P or P-1 by Moody’s; or

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(d)

any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)) which

(i)

is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

(ii)

has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of any Lender (or other commercial banking institution) thereunder.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.

“Change in Control” means, if Peter Rosenthal, Frank T. Smith, Jr. or Bill McFie shall cease to be actively and regularly involved in the day to day operations and management of the Borrower’s business.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and the regulations promulgated thereunder.

“Collateral Value” means (a) prior to the initial Collateral Value Redetermination, $7,000,000, and (b) thereafter, the lesser of

(X)

the quotient of (i) the projected net future cash flow, discounted at ten percent (10%) per annum, from the anticipated production of Hydrocarbons from Proven Reserves attributable to Hydrocarbon Interests owned directly by the Borrower or one of the Borrower’s Qualified Subsidiaries which are a part of the Collateral Value Properties and which is reasonably projected by the Administrative Agent and the Required Lenders to be brought into production prior to the Stated Maturity Date with funds that the Administrative Agent determines are available to the Borrower for such purposes and use, divided by (ii)  1.5, and

(Y)

quotient of (i) the projected net future cash flow, discounted at ten percent (10%) per annum, from the anticipated production of Hydrocarbons from Proven Reserves attributable to Hydrocarbon Interests owned directly by the Borrower or one of the Borrower’s Qualified Subsidiaries which are a part of the Collateral Value Properties and which is reasonably projected by the Administrative Agent and the Required Lenders to be brought into production prior to the Stated Maturity Date with funds that the Administrative Agent determines are available to the Borrower for such purposes and use, divided by (ii) 1.25, minus the amount calculated from time to time as the Mark to Market Exposure under all Hedging Agreements between the Borrower and any other Person.

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“Collateral Value Deficiency” means the amount by which (a) the sum of the aggregate outstanding principal amount of all Loans exceeds (b) the then current Collateral Value.

“Collateral Value Deficiency Notification Date” means the date on which any notice of a Collateral Value Deficiency is received by the Borrower.

“Collateral Value Properties” means, those Mortgaged Properties, those Development Properties and those other Oil and Gas Properties owned by the Borrower or its Subsidiaries, if any, that are given value by the Administrative Agent and the Required Lenders in its or their determination of the then current Collateral Value.

“Collateral Value Redetermination” means a Scheduled Redetermination or a Requested Redetermination, as the case may be, as defined in Section 2.7.

“Commitment” means, relative to any Lender, such Lender’s obligation pursuant to Sections 2.1.1 and 2.1.2 to make Loans to the Borrower in accordance with the terms and provisions of this Agreement.

“Commitment Amount” means the lesser of (i) $12,000,000, as reduced from time to time pursuant to the provisions of Section 2.2, or (ii) the Collateral Value.

“Commitment Availability” means, on any date, the excess of

(a)

the then applicable Commitment Amount, over

(b)

the aggregate outstanding principal amount of all applicable Loans on such date.

“Commitment Termination Date” means the earliest of

(a)

the Stated Maturity Date;

(b)

the date on which the Commitment Amount is cancelled, terminated in full or reduced to zero pursuant to Section 2.2; and

(c)

the date on which any Commitment Termination Event occurs.

“Commitment Termination Event” means

(a)

the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9 with respect to the Borrower or any Subsidiary or any other Obligor; or

(b)

the occurrence and continuance of any other Event of Default and either

(i)

the declaration of the Loans and other Obligations to be due and payable pursuant to Section 9.3, or

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(ii)

in the absence of such declaration, the giving of notice by the Administrative Agent to the Borrower that the Commitment has been terminated.

“Confidential Payment Letter” means that certain Confidential Payment Letter dated as of September 15, 2006, among the Borrower and the Administrative Agent, as the same may be from time to time amended, modified and supplemented.

“Consent” means a Consent to Assignment executed and delivered pursuant to Section 6.2.6, substantially in the form of Exhibit N, as amended, supplemented, restated or otherwise modified from time to time pursuant to which the Borrower’s counterparty to each Material Contract (i) consents to the assignment of each such Material Contract to the Administrative Agent as security for the Obligations and (ii) provides the Administrative Agent an independent right to cure defaults under such Material Contract.

“Consolidated Net Income” means, with respect to the Borrower and its consolidated Subsidiaries for any period, the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries for such period determined in accordance with GAAP.

“Contingent Liability” means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; provided, however, that the term “Contingent Liabilities” shall not include the obligations of the Borrower or any Qualified Subsidiaries of the Borrower (if applicable) for normal gas pipeline capacity reservation charges under gas transportation contracts or payments to service contractors for field services that are provided on an “as needed” basis, in each case where such obligations and contracts are entered into in the ordinary course of

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business and do not otherwise violate any provision of this Agreement (including Section 8.2.11 and Section 8.2.13) or any other Loan Document.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Cornell Capital” is defined in the fourth recital.

“Credit Extension” means the advancing of any Loans by the Lenders in connection with a Borrowing hereunder.

“Current Ratio” means, as of the end of each Fiscal Quarter, the ratio of

(a)

the current assets of the Borrower and its consolidated Subsidiaries (including the unused portion of the Commitment Amount (to the extent available to be borrowed)

to

(b)

the current liabilities (minus the current portion of long term Debt) of the Borrower and its consolidated Subsidiaries.

“Debt” means the outstanding principal amount of all Indebtedness of the Borrower and its consolidated Subsidiaries of the nature referred to in clauses (a) and (b) of the definition of “Indebtedness”.

“Debt to EBITDA Ratio” means,

(a)

as of April 30, 2007, for the two (2) consecutive Fiscal Quarters ending then, the ratio of (i) Debt, as of the last day of such Fiscal Quarters to (ii) EBITDA for such two (2) Fiscal Quarters multiplied times two (2); and

(b)

as of July 31, 2007, for the three (3) consecutive Fiscal Quarters ending then, the ratio of (i) Debt, as of the last day of such Fiscal Quarters to (ii) EBITDA for such three (3) Fiscal Quarters multiplied times 1.33; and

(c)

for any four (4) consecutive Fiscal Quarters commencing as of the Fiscal Quarter beginning on November 1, 2007, the ratio of (i) Debt, as of the last day of such Fiscal Quarter, to (ii) EBITDA for such Fiscal Quarters.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Designee” is defined in Section 3.5.

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“Development Properties” means the Oil and Gas Properties owned directly by the Borrower and its Qualified Subsidiaries that are projected to be the subject of Approved Development Activities in accordance with the then current Approved Capital and Operating Budget.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent.

“Distribution Payments” is defined in Section 8.2.6(a).

“Dollar” and the sign “$” mean lawful money of the United States.

“Domestic Office” means, relative to any Lender, the office of such Lender designated as such on its signature page hereto or designated in a Lender Assignment Notice or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

“EBITDA” means for any period, the sum, without duplication, of the following:

(a)

Consolidated Net Income for such period, plus

(b)

Interest Expense for such period, plus

(c)

all depreciation and amortization of assets (including goodwill and other intangible assets) of the Borrower and its consolidated Subsidiaries deducted in determining Consolidated Net Income for such period, plus (minus)

(d)

all federal, state, local and foreign income taxes of the Borrower and its consolidated Subsidiaries deducted (or credits added) in determining Consolidated Net Income for such period, plus (minus)

(e)

all non-cash items deducted or added pursuant to FAS 133, plus (minus)

(f)

other non-cash items deducted or added in determining Consolidated Net Income for such period.

“Effective Date” means the date this Agreement becomes effective pursuant to Section 11.8.

“Engineering Report” means one or more reports, in form and substance satisfactory to the Administrative Agent and the Required Lenders, prepared at the sole cost and expense of the Borrower by Haas Petroleum Engineering Services Inc. or another petroleum engineer acceptable to the Administrative Agent in its reasonable judgment, which shall evaluate the Proven Reserves, probable reserves and possible reserves attributable to the Hydrocarbon Interests owned directly by the Borrower

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and/or its Qualified Subsidiaries and constituting part of the Collateral Value Properties as of the immediately preceding May 1 or November 1.  Each Engineering Report shall set forth volumes, projections of the future rate of production, Hydrocarbons prices, escalation rates, discount rate assumptions, and net proceeds of production, estimated costs of Remedial Action, operating expenses and capital expenditures, in each case based upon updated economic assumptions acceptable to the Administrative Agent and the Required Lenders.

“Environmental Laws” means all Applicable Laws (including consent decrees and administrative orders) relating to public health and safety through protection of the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“Event of Default” is defined in Section 9.1.

“Existing Borrower Properties” means those Oil & Gas Properties shown in Part 1 of Schedule II.

“Facility” means the credit facility providing for the Commitment and the Loans.

“FAS 133” means Statement No. 133 issued by the Financial Accounting Standards Board and captioned “Accounting for Derivative Instruments and Hedging Activities”.

“Financed Acquisition” means the Borrower’s purchase of an undivided 100% of the right, title and interest of Sellers in and to certain Oil and Gas Properties located in Tom Green County in the State of Texas, pursuant to the Purchase Agreements and the subsequent assignment to the Borrower from the Sellers.

“Fiscal Quarter” means any quarter ending on the last day of July, October, January and April of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on April 30; references to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2006”) refer to the Fiscal Year ending on the April 30 occurring during such calendar year.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” is defined in Section 1.4.

“G&A Expenses” means the general and administrative expenses of the Borrower and its Subsidiaries paid in cash or cash equivalents and not attributable to

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any particular Oil and Gas Property or Properties, including without limitation, salaries, office rent and operating expenses, overhead and the cost of outside contractors and consultants that are not engaged in work on any particular Oil and Gas Property.

“Government Agency” means any United States or foreign, federal, state, regional, tribal or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any Applicable Law.

“Guaranties” means the guaranties of the Obligations, executed and delivered pursuant to Section 6.1.3, Section 6.2.7, Section 8.1.7 and Section 8.1.10 substantially in the form of Exhibit E, as applicable, given by each of the Borrower’s Subsidiaries, as such may be amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Material” means

(a)

any “hazardous substance”, as defined by CERCLA;

(b)

any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended;

(c)

any petroleum, crude oil or fraction thereof;

(d)

any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law;

(e)

any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. § 2011 et seq., and any amendments or reauthorizations thereof;

(f)

asbestos-containing materials in any form or condition; or

(g)

polychlorinated biphenyls in any form or condition.

“Hedging Agreements” means, with respect to any Person:

(a)

interest rate swap agreements, basis swap agreements, interest rate cap agreements, forward rate agreements, interest rate floor agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates, and

(b)

forward contracts, options, futures contracts, futures options, commodity swaps, commodity options, commodity collars, commodity caps, commodity floors and all other agreements or arrangements designed to protect such Person against fluctuations in the price of commodities.

“Hedging Obligations” means, with respect to any Person, all liabilities (including but not limited to obligations and liabilities arising in connection with or as a result of

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early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

“Highest Lawful Rate” is defined in Section 3.2.4(b).

“Holdings” means NGPC Asset Holdings, LP, a Texas limited partnership.

“Hydrocarbon Interests” means all rights, titles and interests in and to oil and gas leases; oil, gas and mineral leases and working interests therein; other Hydrocarbon leases; mineral interests; mineral servitudes; overriding royalty interests; royalty interests; net profits interests; production payment interests; and other similar interests.

“Hydrocarbons” means, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

(a)

which is of a “going concern” or similar nature;

(b)

which relates to the limited scope of examination of matters relevant to such financial statement; or

(c)

which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 8.2.4.

“including” means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Indebtedness” of any Person means, without duplication:

(a)

all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b)

all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

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(c)

all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

(d)

net liabilities of such Person under all Hedging Obligations;

(e)

all net monetary obligations of such Persons with respect to Production Payments;

(f)

all Capitalized Lease Liabilities;

(g)

whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

(h)

all Contingent Liabilities of such Person;

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless the Administrative Agent expressly permits exclusion based on non-recourse provisions acceptable to the Administrative Agent set forth in the agreements regarding such Indebtedness.

“Indemnified Liabilities” is defined in Section 11.4.

“Indemnified Parties” is defined in Section 11.4.

“Initial Lender” means NGPCRC.

“Initial Subject Property” and “Initial Subject Properties” are each defined in the fourth recital.

“Intercreditor Agreement” means an Intercreditor Agreement and Collateral Agency Agreement, on terms and conditions acceptable to the Administrative Agent in its sole discretion, executed by the Borrower, each Subsidiary of the Borrower, each applicable Approved Hedge Counterparty, each Lender and the Administrative Agent and delivered by an Approved Hedge Counterparty in accordance with the definition of “Approved Hedge Counterparty”, as amended, restated, supplemented or otherwise modified from time to time, including as supplemented by each supplement executed by any Subsidiary of the Borrower.

“Interest Coverage Ratio” means,

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Credit Agrmt

(a)

as of April 30, 2007, for the two (2) consecutive Fiscal Quarters ending then, the ratio of (i) EBITDA for such two (2) Fiscal Quarters to (ii) Interest Expense for such Fiscal Quarters; and

(b)

as of July 31, 2007, for the three (3) consecutive Fiscal Quarters ending then, the ratio of (i) EBITDA for such three (3) Fiscal Quarters to (ii) Interest Expense for such Fiscal Quarters; and

(c)

for any four (4) consecutive Fiscal Quarters commencing with the Fiscal Quarter beginning November 1, 2007, the ratio of (i) EBITDA for such Fiscal Quarters to (ii) Interest Expense for such Fiscal Quarters.

“Interest Expense” means, for any period, the consolidated interest expense of the Borrower and its consolidated Subsidiaries for such period (including all imputed interest under interest rate Hedging Agreements, but excluding all fees paid under Section 3.3), as determined in accordance with GAAP, including the interest expense associated with any Capitalized Lease Liabilities of the Borrower and its consolidated Subsidiaries.

“Interest Period” means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and ending on (but excluding) the day which is, (i) in the case of Loans made as a LIBO Rate Loan on the Effective Date, the last Business Day in December of 2006; and (ii) in the case of Loans made or continued as a LIBO Rate Loan after the Effective Date, the last Business Day of the following month; in each case as the Borrower may select in its relevant notice pursuant to Section 2.3; provided, however, that

(a)

no more than four (4) different Interest Periods may be in effect at any time;

(b)

Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

(c)

if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of another calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

(d)

no Interest Period may end later than the Stated Maturity Date; and

(e)

the Borrower shall select each Interest Period for a particular LIBO Rate Loan so as not to require (as reasonably foreseeable as possible) a prepayment of such LIBO Rate Loan during such Interest Period.

15

Credit Agrmt

“Investment” means, relative to any Person,

(a)

any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and excluding prepaid expenses incurred in the ordinary course of business under joint operating agreements);

(b)

any Contingent Liability of such Person; and

(c)

any ownership or similar interest held by such Person in any other Person; provided, however, that (i) Hedging Obligations and (ii) Production Payments where the Borrower or a Qualified Subsidiary of the Borrower is the grantor or transferor thereof shall not be considered Investments.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

“Investor Rights Agreement” means the Investor Rights Agreement, in form and substance acceptable to the Administrative Agent and Initial Lender, among the Borrower and the Initial Lender or the Designee.

 “Lender Assignment Notice” means a Lender Assignment Notice substantially in the form of Exhibit G hereto.

“Lenders” is defined in the preamble.

“LIBO Rate” means, with respect to each Interest Period for a LIBO Rate Loan, (a) the rate of interest per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the “LIBOR Rate” that appears in the “Money Rates” section of The Wall Street Journal for deposits in U.S. dollars with a term equivalent to one month, determined as of approximately 11:00 a.m. (London time) on the last Business Day of each month; provided, from the Effective Date until the last Business Day of the month in which the Effective Date occurs, such rate shall be determined as of the Effective Date, or (b) in the event the rate referenced in the preceding subsection (a) does not appear in such section or publication or such section or publication page shall cease to be available, such other comparable index or measure as determined by the Administrative Agent.

“LIBO Rate Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in Property to secure (i) the payment

16

Credit Agrmt

of a debt or (ii) the performance of an obligation, or other priority or preferential arrangement of any kind or nature whatsoever in respect of any Property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing.

“Loan Documents” means this Agreement, the Notes, the Security Documents, the Assignments, the Warrant Documents, the Confidential Payment Letter, all Hedging Agreements and all other agreements relating to this Agreement entered into from time to time between the Borrower (or any or all of its Subsidiaries or Affiliates) and the Administrative Agent or any Lender (or any Affiliate of any Lender), and any document delivered by the Borrower or any of its Subsidiaries in connection with any of the foregoing.

“Loan or Loans” means the loans made by the Lenders to the Borrower pursuant to their respective Commitment in accordance with Section 2.1.

“Lockbox Agreement” means an account control agreement among Administrative Agent, the Borrower, each Subsidiary of Borrower and Wells Fargo Bank Texas, N.A., in form and substance satisfactory to Administrative Agent, pursuant to which Administrative Agent shall have certain rights with respect to the Proceeds Account and funds deposited therein.

“MBOE” means the equivalent energy of one thousand stock tank barrels of oil, which, with respect to natural gas, shall be defined as six (6) thousand MMBtu of natural gas per MBOE.  For the purposes of this calculation, natural gas liquids will be considered oil.

“MMBtu” means one million British Thermal Units.

“Mark to Market Exposure” means the net amount, as determined by the Required Lenders from time to time, that would be required to terminate all outstanding transactions then open under Hedging Agreements between the Borrower and any other Person.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities, contractual obligations, condition (financial or otherwise), affairs or prospects of the Borrower or any other Obligor and its Material Subsidiaries; or (b) a material impairment of the ability of the Borrower or any Obligor to perform under any Loan Document and to avoid any Default.

“Material Contract” means (i) each Acquisition agreement, Hydrocarbon purchase and sale agreement (having a term longer than thirty (30) days or price terms that are substantially above the then current market price), or similar contract relating to

17

Credit Agrmt

any Hydrocarbon Interests included in the Mortgaged Properties, Collateral Value Properties and/or Development Properties, (ii) any other agreement that is, in Borrower’s judgment, material to the business of the Borrower and its Subsidiaries; (iii) all Hydrocarbon sales and marketing agreements and (iv) each operating agreement or similar contract relating to any Hydrocarbon Interests included in the Mortgaged Properties, Collateral Value Properties and/or Development Properties and any other agreement designated as such by the Administrative Agent.

“Material Subsidiary” means, at any particular time, any Subsidiary (i) that has assets included in the Collateral Value; (ii) that, together with its Subsidiaries, (a) accounted for more than five percent (5%) of the consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed Fiscal Quarter (computed on a retroactive proforma basis with respect to acquired Subsidiaries), or (b) was the owner of more than five percent (5%) of the consolidated assets of the Borrower and its Subsidiaries at the end of such Fiscal Quarter or, with respect to acquired or newly formed Subsidiaries, on the date of acquisition or formation of such acquired Subsidiary, all as shown in the case of (a) and (b) on the consolidated financial statements of the Borrower and its Subsidiaries for such Fiscal Quarter or on such acquisition or formation date; or (iii) that is designated by the Borrower in writing to the Administrative Agent as a Material Subsidiary.

“Monthly Payment Date” means the last Business Day of each month.

“Moody’s” means Moody’s Investors Services, Inc. or any successor thereto.

“Mortgage Consents” means all consents required under existing oil and gas leases or other agreements and Approvals by Government Agencies to the granting of a Mortgage to the Administrative Agent, and as determined by the Administrative Agent with respect to Properties that become Mortgaged Properties after the Effective Date.

“Mortgaged Properties” means the Hydrocarbon Interests, Properties and interests described in and secured by the Mortgages, as such Properties and interests are from time to time constituted, all as further provided in Section 6.1.7 and Section 6.2.2.

“Mortgages” means the Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statements and Fixture Filing executed and delivered pursuant to Section 6.1.7 and Section 6.2.2, substantially in the form of Exhibit D-1 and D-2 hereto, as such may be amended, supplemented, restated or otherwise modified from time to time.

“Net Reduction in Value” means an amount equal to the difference between the Collateral Value determined under this Agreement in the most recent redetermination immediately prior to a sale or other disposition of Collateral Value Properties (or proposed sale or other disposition) and the Collateral Value as it would be determined under this Agreement after giving effect to such sale or other disposition (or proposed sale or other disposition).

18

Credit Agrmt

“Net Sales Proceeds” means the gross cash proceeds from the sale by the Borrower or any of its Subsidiaries of any of the Oil & Gas Properties, less the sum of the following expenses incurred in connection with such sale: normal and customary closing-related costs and expenses payable to unaffiliated third parties, such as taxes, escrow charges, title examination fees, legal fees and expenses incurred in connection with the sale, reasonable and customary brokerage commissions to third-parties and recording expenses (specifically excluding, however, any payments, commissions, fees or other amounts paid or payable to the Borrower, any of its Affiliates or any other Obligors) payable in connection therewith by Borrower or any of its Subsidiaries as the seller thereunder.

“NGPCRC” means NGP Capital Resources Company, a Maryland corporation.

“Notes” means the secured promissory note or notes of the Borrower payable to the order of a Lender, in the form of Exhibit A hereto (as such promissory notes may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Obligations” means all obligations (monetary or otherwise) of the Borrower and/or each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document, including without limitation, all Hedging Obligations arising under Hedging Agreements between the Borrower (or any Affiliate of the Borrower) and a Lender (or any Affiliate of a Lender).

“Obligor” means the Borrower, any of its Subsidiaries or any other Person (other than the Administrative Agent, a Lender or any Affiliate of a Lender, including the Designee and any counterparty to a Hedging Agreement that is an Affiliate of a Lender) obligated under, or otherwise a party to, any Loan Document.

“Oil and Gas Properties” means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Government Agency having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, profits á prendre, hereditaments, appurtenances and Properties in anyway appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used,

19

Credit Agrmt

held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and  rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Organic Document” means, relative to any corporate Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, and, relative to any limited liability company Obligor, its limited liability company agreement, operating agreement or regulations, as the case may be.

“Overriding Royalty Interest” means the interests conveyed and assigned by the Assignment (including those delivered on the Effective Date and those delivered at any time thereafter).

“Participant” is defined in Section 11.11.2.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Percentage” means, relative to any Lender, the percentage set forth on the signature page of this Agreement attributable to such Lender, as the same may be adjusted from time to time pursuant to Lender Assignment Notice(s) executed by the Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

“Person” means any natural person, corporation, partnership, joint venture, limited liability company, firm, association, trust, Government Agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any Pension Plan or Welfare Plan.

20

Credit Agrmt

“Pledge Agreement” means (i) a Pledge Agreement of the Borrower executed and delivered pursuant to Section 6.1.4 Section 6.2.8 and Section 8.1.10, substantially in the form of Exhibit F hereto, as applicable and (ii) a Pledge Agreement of each of the Borrower’s Subsidiaries that owns any Subsidiaries executed and delivered pursuant to Section 6.1.4, Section 6.2.8 and Section 8.1.10 substantially in the form of Exhibit F hereto, as applicable, in each case as such may be amended, supplemented, restated or otherwise modified from time to time.

“Present Value” means the calculation of the present value of future cash flows for Proved Developed Producing Reserves from the Oil and Gas Properties, based upon the then effective Reserve Report, as calculated by the Administrative Agent.

“Proceeds Account” is defined in Section 3.4.

“Production Payments” means the grant or transfer to any Person of a production payment (whether volumetric or dollar denominated) or similar royalty, overriding royalty, net profits interest or other similar interest in Oil and Gas Properties, or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such Oil and Gas Properties where the holder of such interest has recourse solely to such interest and the grantor or transferor thereof has an express contractual obligation to produce and sell Hydrocarbons from such Oil and Gas Properties, or to cause such Oil and Gas Properties to be so operated and maintained, in each case in a reasonably prudent manner.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Proved Developed Producing Reserves” means “Proved Reserves” that are “Developed” and “Producing” as each such term is defined by the Society of Petroleum Engineers in its Petroleum Reserves Definitions.

“Proven Reserves” means collectively, “Proved Reserves,” “Proved Reserves” that  are “Developed” and “Producing,” “Proved Reserves” that  are “Developed” and “Non-producing,” (consisting of proved developed shut-in oil and gas reserves and proved developed behind-pipe oil and gas reserves), and “Proved Reserves” that  are “Undeveloped,” in each case as such terms are defined by the Society of Petroleum Engineers in its Petroleum Reserves Definitions.

“Purchase Agreements” means collectively, (a) that certain Oil and Gas Lease, by and among the Trustees of the Angie Carr Brown Trust and the Trustees of the Kenneth W. Brown Testamentary Trust and the Borrower, dated as of December 1, 2006 with respect to mineral rights below the surface up to the “Strawn sand” as more fully described therein, (b) that certain Oil and Gas Lease, by and among the Trustees of the Angie Carr Brown Trust and the Trustees of the Kenneth W. Brown Testamentary Trust and the Borrower, dated as of December 1, 2006 with respect to mineral rights below the “Strawn sand” as more fully described therein, and (c) that certain Bonus Agreement by and among the Trustees of the Angie Carr Brown Trust and the Trustees

21

Credit Agrmt

of the Kenneth W. Brown Testamentary Trust and the Borrower, dated as of December 1, 2006, in each case as the same has been amended, restated, supplemented or otherwise modified from time to time.

“Qualified Subsidiary” is defined in Section 8.2.2.

“Quarterly Payment Date” means, commencing January 31, 2007, and the last Business Day of each Fiscal Quarter thereafter.

“Reference Rate” means, on any date and with respect to all Reference Rate Loans, a fluctuating rate of interest per annum, calculated on a year comprised of 365 days, or if applicable, 366 days, equal to the rate of interest as publicly announced from time to time by SunTrust Bank (or such other commercial bank as may be designated from time to time by Administrative Agent) to be its prime lending rate.

“Reference Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Reference Rate.

“Release” means a “release,” as such term is defined in CERCLA.

“Remedial Action” means any action under Environmental Laws required to (a) clean up, remove, treat, dispose of, abate, or in any other way address pollutants (including Hazardous Materials) in the environment, (b) prevent the Release or threat of a Release or minimize the further Release of pollutants, or (c) investigate and determine if a remedial response is needed and to design such a response and any post-remedial investigation, monitoring, operation, and maintenance and care.

“Requested Redetermination” is defined in Section 2.7.

“Required Lenders” means, at any time, Lenders holding, in the aggregate, at least 66-2/3% of the then outstanding principal amount of all Loans or, if no such principal amount is outstanding, Lender’s having Percentages aggregating at least 66-2/3% of the Commitment.

“Reserved P&A Costs” means the aggregate amount shown as a liability on the balance sheets of the Borrower and its Subsidiaries as a reserve against the estimated, aggregate amount of all costs and expenses (after accounting for all credits, contributions from other parties and salvage value of equipment) anticipated to be incurred by the Borrower and its Subsidiaries in connection with plugging and abandoning wells located on its or their Oil and Gas Properties.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc. or any successor thereto.

“Scheduled Redetermination” is defined in Section 2.7.

22

Credit Agrmt

“Security Agreement” means each security agreement and any similar instrument or agreement executed and delivered pursuant to Section 6.1.5 or Section 6.2.6, substantially in the form of Exhibit C, as such may be amended, supplemented, restated or otherwise modified from time to time, pursuant to which the Borrower or its Subsidiaries, as the case may be, pledges to the Administrative Agent as security for the Obligations the Material Contracts and the Borrower’s or its Subsidiaries’, as the case may be, bank accounts and intercompany accounts and loans receivable.

“Security Documents” means, collectively, (a) the Guaranties, (b) the Pledge Agreements, (c) the Mortgages, (d) the Security Agreements, (e) the Lockbox Agreement, (f) the Consents, (g) the Mortgage Consents and (h) the Intercreditor Agreement (if any), together with any exhibits, schedules and other attachments to such documents and any financing statements related thereto, as such documents, exhibits, schedules, attachments or financing statements may be, from time to time, amended, supplemented, restated or otherwise modified.

“Sellers” means, collectively, the Angie Carr Brown Trust and the Trustees of the Kenneth W. Brown Testamentary Trust.

“Shareholders” means the Persons owning all of the Capital Stock of the Borrower.

“Stated Maturity Date” means the date that is fifteen (15) months after the Effective Date.

“Subsidiary” means, with respect to any Person, (a) any corporation of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, (b) any partnership, limited liability company, joint venture, association or other business entity in which more than 50% of the equity interest or voting power is at the time directly or indirectly owned by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person or (c) any partnership in which such Person is a general partner.

“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Taxes” is defined in Section 5.6.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

"Warrant Documents" means the Warrants and the Investor Rights Agreement.

23

Credit Agrmt

"Warrants" means the warrants, in form and substance acceptable to the Administrative Agent and Initial Lender, from the Borrower to the Initial Lender or the Designee.

“Welfare Plan” means a “welfare plan”, as such term is defined in section 3(1) of ERISA.

SECTION 1.2.

Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, notice and other communication or other Loan Document delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3.

Cross-References.  Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section in this Agreement or other Loan Document, as applicable.

(a)

The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)

The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

(c)

(a)

The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(iii)

The term “property” includes any kind of property or asset, real, personal or mixed, tangible or intangible.

(d)

Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

24

Credit Agrmt

(e)

This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.  Unless otherwise expressly provided, any reference to any action of the Administrative Agent by way of consent, approval or waiver shall be deemed modified by the phrase “in its sole discretion” or “their sole discretion,” as the case may be.

(f)

This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Lenders, the Borrower and the other parties, and are the products of all parties.  Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s and the Lender’s involvement in their preparation.

SECTION 1.4.

Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 8.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles (“GAAP”) applied in the preparation of the financial statements referred to in Section 7.7.

ARTICLE II

COMMITMENTS, BORROWING PROCEDURES AND NOTES

SECTION 2.1.

Commitments.  On the terms and subject to the conditions of this Agreement (including Article VI), each Lender severally agrees to make loans (relative to each Lender, its “Loans”) to the Borrower as described in this Section 2.1.

SECTION 2.1.1

Commitment.

(a)

On the terms and subject to the conditions of this Agreement (including Article VI), from time to time on the Effective Date and on the last Business Day of each month during the period beginning after the Effective Date and ending on any Commitment Termination Date relating to all Commitments, each Lender will make Loans to the Borrower equal to such Lender’s Percentage of the aggregate principal amount of the Loan requested by the Borrower to be made on such day in the applicable Borrowing Request therefor.  Once repaid or prepaid, such Loans may not be reborrowed.

(b)

[Reserved.]

SECTION 2.1.2

Lenders Not Required To Make Loans Under Certain Circumstances.  No Lender shall, as applicable, be required to make any Loan if, after giving effect thereto

25

Credit Agrmt

(i)

the aggregate outstanding principal amount of all Loans of all Lenders would exceed the Commitment Amount, or

(ii)

the aggregate outstanding principal amount of all Loans of such Lender would exceed such Lender’s Percentage of the Commitment Amount; or

(iii)

a Collateral Value Deficiency would exist; or

(iv)

a Default has occurred and is continuing.

SECTION 2.2.

Reduction of Commitment Amounts.  The Commitment Amount is subject to reduction from time to time pursuant to this Section 2.2.

SECTION 2.2.1

Optional.  The Borrower may, from time to time on any Business Day, voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least three (3) Business Days’ prior notice to the Administrative Agent and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $100,000 and in an integral multiple of $50,000.

SECTION 2.2.2

Mandatory.

(a)

[Reserved.]

(b)

On any Commitment Termination Date, the Commitment Amount shall be reduced to zero.

SECTION 2.3.

Borrowing Procedure.  By delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m. (Houston, Texas time) on or before the fifth-to-last Business Day of each month, the Borrower may from time to time irrevocably request, on not less than five (5) Business Days’ notice, that a Borrowing be made in a minimum amount of $100,000 and an integral multiple of $25,000, or in the unused amount of the applicable Commitment Amount; provided, however, that the Borrower may not request a Borrowing to be made more than once during any one calendar month.  On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day specified in such Borrowing Request on or before 1:00 p.m. (Houston, Texas time).  On such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s Percentage of the requested Borrowing.  Such deposit will be made to an account located in the State of New York which the Administrative Agent shall specify from time to time by notice to the Lenders.  To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request.  No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan; provided that if any Lender (other than a Lender that is an Affiliate of the Administrative Agent) fails to make a Loan, following a request from the Borrower,

26

Credit Agrmt

the Administrative Agent agrees to use commercially reasonable efforts to assist the Borrower in locating an Assignee Lender to replace such Lender.

SECTION 2.4.

Continuation Elections.  Upon the expiration of the then current Interest Period, each LIBO Rate Loan shall automatically be continued as a LIBO Rate Loan with an Interest Period commencing on the expiration of such immediately preceding Interest Period; provided, however, that each such continuation shall be pro rated among the applicable outstanding Loans of all Lenders.

SECTION 2.5.

Funding.  Each Lender may, if it so elects, fulfill its obligation to make or continue LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

SECTION 2.6.

Loan Accounts and Notes.

(a)

The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business.  The loan accounts or records maintained by such Lender shall, in the absence of manifest error, be final and conclusive and binding as to the amount of the Loans made by such Lender to the Borrower and the interest and payments thereon.  Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

(b)

Each Lender’s Loans shall also be evidenced by a Note or Notes payable to the order of such Lender in an aggregate principal amount not to exceed such Lender’s Percentage of the Commitment.  The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid) or in other books and records maintained by such Lender, which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and interest period applicable to the Loans evidenced thereby (the Borrower may from time to time reasonably request a copy of such grid).  Such notations shall, in the absence of manifest error, be final and conclusive and binding as to the matters described therein; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

SECTION 2.7.

Collateral Value Redetermination.

(a)

The Administrative Agent shall, based upon a review of the most recent Engineering Report received by Agent, and based upon its own internal

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Credit Agrmt

engineering review and any other supplemental information received by the Administrative Agent that the Administrative Agent deems appropriate, propose to all of the Lenders a redetermined Collateral Value on or around January 31, April 30,  July 31 and November 30 of each calendar year. The initial redetermination shall commence on January 31, 2007 based upon a review of the Engineering Report delivered pursuant to Section 8.1.1(j) and such other supplemental information received by the Administrative Agent after the Effective Date that the Administrative Agent deems appropriate. The Required Lenders shall, within ten (10) Business Days after receipt from the Administrative Agent of a proposal for a redetermined Collateral Value, approve a redetermined Collateral Value at the amount proposed by the Administrative Agent, subject to the provisions of Section 2.7(d).  Upon approval of a redetermined Collateral Value, the Administrative Agent shall notify the Borrower in writing of the Collateral Value determined on the basis of such Engineering Report, where provided, or its own internal engineering review.  Each such redetermination of the Collateral Value is herein called a “Scheduled Redetermination.”  Each Scheduled Redetermination of the Collateral Value shall be effective when the Borrower is notified of the amount of the redetermined Collateral Value by the Administrative Agent.

(b)

In addition to the Collateral Value Redeterminations described in the foregoing Section 2.7(a), the Borrower or Administrative Agent may request, and Administrative Agent will consider, no more than one (1) additional redetermination requested by the Administrative Agent and one (1) additional redetermination requested by the Borrower of the Collateral Value at any time during each calendar year following the Effective Date.  Each such requested redetermination of the Collateral Value is herein called a “Requested Redetermination.”  Within thirty (30) days after the later of (x) receipt of any such request for a Requested Redetermination and (y) receipt of any updated Engineering Report requested by the Administrative Agent, the Administrative Agent shall, based upon a review of the most recent Engineering Report or, if the Administrative Agent shall so require, an updated Engineering Report, and any supplemental information it has received and deems appropriate, propose to all of the Lenders a redetermined Collateral Value.  The Required Lenders shall, within ten (10) Business Days after receipt from the Administrative Agent of a proposal for a redetermined Collateral Value, approve a redetermined Collateral Value at the amount proposed by the Administrative Agent, subject to the provisions of Section 2.7(d).  Upon such approval of a redetermined Collateral Value, the Administrative Agent shall notify the Borrower in writing of the Collateral Value determined by the Administrative Agent.  Each Requested Redetermination shall be effective when the Borrower is notified of the amount of the redetermined Collateral Value by the Administrative Agent.

(c)

Each determination or redetermination of the Collateral Value pursuant to this Section 2.7 and Section 3.1.2 shall be made after an engineering and economic review of the Proven Reserves attributable to the Hydrocarbon Interests owned directly by the Borrower or its Subsidiaries has been conducted

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Credit Agrmt

by the Administrative Agent and the Required Lenders and shall be made in the exercise of their sole discretion.  In each case where the Administrative Agent shall propose a redetermined Collateral Value, any Lender who objects to the proposed Collateral Value shall, within the ten (10) Business Days period described in subsections (a) or (b) above, as applicable, notify the Administrative Agent and each other Lender of the amount of the redetermined Collateral Value that it believes appropriate, and such objecting Lender shall also be deemed to have approved any Collateral Value which is less than the Collateral Value it has so indicated in writing it believes is appropriate.  Any Lender that does not object to the redetermined Collateral Value proposed by the Administrative Agent within the prescribed time period shall be deemed to have approved (i) the redetermined Collateral Value proposed by the Administrative Agent and (ii) any lesser Collateral Value proposed by any other Lender.

(d)

The Collateral Value is also subject to adjustment as provided for in Section 3.1.2.

SECTION 2.8.

Purposes.  The Borrower shall apply the proceeds of each Loan only in the following manner:

(a)

to finance certain trade payables of the Borrower and its Qualified Subsidiaries;

(b)

to repay Indebtedness of the Borrower to Cornell Capital existing as of the date hereof

(c)

to finance the Financed Acquisition;

(d)

to finance Approved Development Activities pursuant to the Approved Capital and Operating Budget with respect to the Oil and Gas Properties owned by the Borrower or any of the Borrower’s Qualified Subsidiaries including, without limitation, the Initial Subject Properties;

(e)

to enter into Hedge Agreements as may be required from time to time by the Administrative Agent; and

(f)

for working capital purposes in accordance with the Approved Capital and Operating Budget.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1.

Repayments and Prepayments and Certain Collateral Value Matters.  The Borrower shall repay the unpaid principal amount of the Loans as set forth in this Section 3.1.

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SECTION 3.1.1

Repayments and Prepayments.  The Borrower shall repay in full the unpaid principal amount of each Loan, and each Loan shall mature and be due and payable, upon the Stated Maturity Date applicable thereto.  Prior thereto, the Borrower

(a)

may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

(i)

any such prepayment shall be made pro rata among Loans in accordance with the provisions of Section 5.7;

(ii)

no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

(iii)

all such voluntary prepayments shall require at least three (3) but no more than five (5) Business Days’ prior written notice to the Administrative Agent (which notice is irrevocable) stating the date and amount of such prepayment; and

(iv)

all such voluntary partial prepayments shall be in an aggregate minimum amount of $100,000 and an integral multiple of $50,000;

(b)

shall, on each date when any reduction in any Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment (which shall be applied (or held for application, as the case may be) by the Lenders to the payment of the aggregate unpaid principal amount of those Loans then outstanding) equal to the excess, if any, of the aggregate outstanding principal amount of all Loans over such Commitment Amount as so reduced;

(c)

shall make prepayments as specified in Section 3.1.2;

(d)

shall make a prepayment on each Monthly Payment Date to be applied toward repayment of the outstanding Loans in an amount equal to: (x) all revenues received by the Borrower during such month in respect of the ownership or operation of the Mortgaged Properties, including revenue from the sale of Hydrocarbons, minus (y) all expenses that have been approved in the Approved Capital and Operating Budget and that have been incurred and paid by the Borrower during such month;

(e)

[Reserved.];

(f)

[Reserved.];

(g)

shall, on the Stated Maturity Date, pay an amount necessary to repay in full the entire, outstanding principal amount of the Loans; and

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(h)

shall, immediately upon any acceleration of the Loans pursuant to Section 9.2 or Section 9.3, repay all Loans, unless, pursuant to Section 9.3, only a portion of all Loans is so accelerated.

Each payment or prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 5.4, and shall be applicable, to the extent of such prepayment, in the inverse order of maturity.  No voluntary prepayment of principal of any Loans or any prepayment pursuant to the preceding clause (c) shall cause a reduction in any Commitment Amount.

SECTION 3.1.2

Collateral Value Deficiencies and Asset Sales.

(a)

Upon the occurrence of a Collateral Value Deficiency, the Administrative Agent shall notify the Borrower of such Collateral Value Deficiency.  Within ten (10) days from and after the Collateral Value Deficiency Notification Date, the Borrower shall notify the Administrative Agent that it shall take one of the following actions within sixty (60) days after the occurrence of such Collateral Value Deficiency Notification Date:

(i)

The Borrower shall, within sixty (60) days of the occurrence of such Collateral Value Deficiency Notification Date, execute and deliver to the Administrative Agent supplemental or additional Security Documents, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, securing payment of the Notes and the other Obligations and covering other Properties of the Borrower or its Subsidiaries, including additional Oil and Gas Properties directly owned by the Borrower or one or more of the Borrower’s Subsidiaries which are not then covered by any Loan Document and which are of a type and nature satisfactory to the Administrative Agent, and having a value (as determined by the Required Lenders, and in addition to other Oil and Gas Properties already subject to a mortgage and/or other collateral of a type in an amount, and in all other respects satisfactory to the Administrative Agent and the Required Lenders), sufficient to eliminate the Collateral Value Deficiency, all as more particularly described in Section 8.1.7(a) and (b); or

(ii)

the Borrower shall indefeasibly make a cash payment with respect to the Obligations (which shall be applied (or held for application, as the case may be) by the Administrative Agent on behalf of the Lenders to the payment of the aggregate unpaid principal amount of those Loans then outstanding) in an amount sufficient to eliminate such Collateral Value Deficiency within sixty (60) days after the occurrence of such Collateral Value Deficiency Notification Date (and the Borrower shall indefeasibly make such cash payment within such sixty (60) day period).

If the Borrower shall elect to execute and deliver (or cause one or more of the Borrower’s Subsidiaries to execute and deliver) supplemental or additional

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Security Documents to the Administrative Agent pursuant to clause (i), it shall provide the Administrative Agent and each Lender with descriptions of the additional assets to be collaterally assigned (together with current valuations, Engineering Reports, Phase 1 environmental reports, Security Documents described in clause (i) and title evidence applicable thereto and other documents including opinions of counsel, each of which shall be in form and substance satisfactory to the Administrative Agent) within the sixty (60) day period commencing with the occurrence of such Collateral Value Deficiency Notification Date as described in clause (i).  Such supplemental or additional Security Documents shall be subject to the terms of Section 8.1.7.  If the Borrower fails to (i) elect to take either of the actions described in clauses (i) or (ii) above within such ten (10) day period, (ii) deliver such supplemental or additional Security Documents within such sixty (60) days or (iii) to indefeasibly make such cash payment within such sixty (60) days, then without any necessity for notice to the Borrower or any other person, the Borrower shall become obligated immediately to indefeasibly pay in cash, Obligations in an aggregate principal amount equal to the Collateral Value Deficiency.

(b)

(b)

If the Borrower or any Subsidiary sells, transfers or otherwise disposes of any of the Collateral Value Properties that have been given a value in excess of $100,000 in the most recent determination of the Collateral Value (considering, in the aggregate, all such sales, transfers or other dispositions since the most recent determination of Collateral Value), then the Collateral Value shall be immediately reduced, until the effective date of the next Collateral Value Redetermination, by an amount equal to the Net Reduction in Value, or by any lesser amount as may be reasonably determined by the Administrative Agent and the Required Lenders.

(ii)

If such reduction described in the foregoing clause (i) shall result in a Collateral Value Deficiency, then in lieu of the provisions of clause (a) of this Section 3.1.2, the Borrower shall immediately make an indefeasible cash payment with respect to the Obligations (which shall be applied (or held for application, as the case may be) by each Lender to the payment of the aggregate unpaid principal amount of those Loans then outstanding) in the following amount:  if the Net Sales Proceeds in respect of such sale are equal to or greater than the Net Reduction in Value, then in an amount equal to the lesser of (I) the amount of the Collateral Value Deficiency (after giving effect to the applicable sale, transfer or other disposition) or (II) one hundred percent (100%) of the Net Sales Proceeds and provided, that if the Net Sales Proceeds in respect of such proposed sale are less than the Net Reduction in Value, then the Borrower shall pay an amount equal to one hundred percent (100%) of the Net Sales Proceeds plus an additional amount equal to the amount of the Net Reduction in Value.

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In addition to and cumulative of the foregoing, if a Collateral Value Deficiency exists prior to such sale, transfer or other disposition of assets, then in lieu of the provisions of clause (a) of this Section 3.1.2, the Borrower shall immediately make an indefeasible cash payment with respect to the Obligations (which shall be applied (or held for application, as the case may be) by each Lender to the payment of the aggregate unpaid principal amount of those Loans then outstanding) in an amount equal to the lesser of (i) the amount of the Collateral Value Deficiency (after giving effect to the applicable sale, transfer or other disposition), as applicable, or (ii) one hundred percent (100%) of the Net Sales Proceeds.

(c)

In addition, if the Borrower or any of its Subsidiaries raises capital through the issuance of any type of common, preferred or other equity or issues any subordinated debt or senior unsecured debt, the net proceeds of such issuance will first be applied to cure any Collateral Value Deficiency, if any, existing as of the date of the receipt of such net proceeds by applying such net proceeds to the payment of the unpaid principal amount of the Loans in an amount sufficient to eliminate the Collateral Value Deficiency, and the remaining balance of such net proceeds, if any, shall be retained by the Borrower.

SECTION 3.2.

Interest Provisions.  Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

SECTION 3.2.1

Rate.  Pursuant to an appropriately delivered Borrowing Request, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the lesser of (i) the sum of the LIBO Rate for such Interest Period plus the Applicable Margin and (ii) the Highest Lawful Rate.  All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.  All Reference Rate Loans made pursuant to Section 5.1 shall accrue interest at a rate per annum equal to the lesser of (i) the Reference Rate plus a margin of four percent (4%), or a margin of seven percent (7%) if Section 3.2.2 would be applicable if such Loan were a LIBO Rate Loan, and (ii) the Highest Lawful Rate.

SECTION 3.2.2

Post-Maturity Rates.  After (w) the date any principal amount of any Loan shall have become due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), until such payment is made in full, (x) the date any other monetary Obligation of the Borrower shall have become due and payable, until such payment is made in full, (y) the date that is sixty (60) days after a Collateral Value Deficiency Notification Date, if the applicable Collateral Value Deficiency has not been cured, until such cure is effected, or (z) the date any other Event of Default shall have occurred (and so long as such Event of Default shall be continuing), and upon written notice to the Borrower, the Borrower shall pay, but only to the extent permitted by Applicable Law, interest (after as well as before judgment) on all Obligations at a rate per annum equal to with respect to LIBO Rate Loans, for the period

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from the date such Loan becomes due and payable to the end of the then applicable Interest Period, the sum of the LIBO Rate for such Interest Period plus the Applicable Margin plus a margin of three percent (3%).

SECTION 3.2.3

Payment Dates.  Interest accrued on each Loan shall be payable, without duplication:

(a)

on the Stated Maturity Date;

(b)

on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan and on that portion of such Loan so paid or prepaid;

(c)

with respect to LIBO Rate Loans, on the last day of each applicable Interest Period; and

(d)

on that portion of any Loans which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount shall have become due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.2.4

Maximum Interest.  It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the Obligations of the Borrower to the Lenders, the Administrative Agent and the Designee under this Agreement and the other Loan Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Applicable Law limiting rates of interest which may be charged or collected by the Lenders.  Accordingly, if the transactions contemplated hereby would be usurious under Applicable Law with respect to the Lenders then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows:

(a)

the provisions of this Section 3.2.4 shall govern and control;

(b)

the aggregate of all consideration which constitutes interest under Applicable Law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by the Lenders shall under no circumstances exceed the maximum amount of interest allowed by Applicable Law (such maximum lawful interest rate, if any, with respect to the Lenders herein called the “Highest Lawful Rate”), and any excess shall be credited to the Borrower by the Lenders (or, if such consideration shall have been paid in full, such excess refunded to the Borrower);

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(c)

all sums paid, or agreed to be paid, to the Lenders for the use, forbearance and detention of the indebtedness of the Borrower to the Lenders hereunder shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

(d)

if at any time the interest provided pursuant to Sections 3.2.1 and 3.2.2 together with any other fees payable pursuant to this Agreement and deemed interest under Applicable Law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Lenders pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lenders pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to such Lenders if a varying rate per annum equal to the interest provided pursuant to Sections 3.2.1 and 3.2.2 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section 3.2.4.

SECTION 3.3.

Fees.  The Borrower agrees to pay the fees set forth in this Section 3.3.  All such fees shall be non-refundable.

SECTION 3.3.1

Confidential Payment Letter.  The Borrower agrees to pay to the Administrative Agent, for itself and for the account of the Lenders, the fees and other payments as provided in the Confidential Payment Letter.

SECTION 3.3.2

Unused Fee.  The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Lenders, for the period (including any portion thereof when any of the Commitments are suspended by reason of the Borrower’s inability to satisfy any condition of Article VI) commencing on the Effective Date, and continuing through the final Commitment Termination Date, an unused fee at the rate of one-half of one percent (0.5%) per annum on the average daily Commitment Availability.  Such fees shall be based on a year comprised of three-hundred and sixty (360) days and shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

SECTION 3.4.

Proceeds Account.  The Security Documents contain an assignment to the Administrative Agent by the Borrower and its Subsidiaries of all production of Hydrocarbons and all proceeds attributable thereto properly allocable to the Mortgaged Properties.

SECTION 3.4.1

Revenues Into Account.  All revenue from the sale of Hydrocarbons from the Mortgaged Properties shall be paid into an account maintained

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with a bank designated by the Administrative Agent and subject to the Lockbox Agreement (the “Proceeds Account”).  The Borrower hereby grants to the Administrative Agent, subject to the prior assignment in favor of the Administrative Agent of such production and its proceeds, a security interest in its interest in the Proceeds Account and all proceeds thereof.

SECTION 3.4.2

Cash Sweep.  From time to time each month during which no Default has occurred and is continuing, upon the written request of the Borrower, the Administrative Agent will transfer from the Proceeds Account to another account designated by the Borrower, an amount equal to the sum of all expenses that have been approved in the Approved Capital and Operating Budget and that have been, or will be, incurred or paid by the Borrower during such month, and then on each Monthly Payment Date, the Administrative Agent shall apply all remaining amounts in the Proceeds Account first, as a payment of interest and fees then due and payable, and second, as a mandatory prepayment of Loans as contemplated by Section 3.1.1(d).

SECTION 3.4.3

[Reserved.]

SECTION 3.5.

Overriding Royalty Interest; Assignment Is Not Collateral Security.

(a)

As more fully set forth in the Agreement Concerning Overriding Royalty Interests (which shall be in a form satisfactory to the Administrative Agent), and subject to the terms and conditions thereof, in addition to interest paid on the Loans, the Borrower and its Subsidiaries, as applicable, shall assign and convey to each Initial Lender or the designee of each Initial Lender (each, a “Designee”), as additional consideration payable to such Lenders to be retained in perpetuity and not as additional collateral security, an overriding royalty interest in the Borrower’s and each of Borrower’s Subsidiaries’ Hydrocarbon Interests comprising all Oil and Gas Properties of the Borrower and its Subsidiaries that are identified as Collateral Value Properties in the “Summary of Principal Terms & Conditions” (as such term is defined in the Confidential Payment Letter) attached to the Confidential Payment Letter.  Each such overriding royalty interest shall be conveyed by an Assignment.  In addition to the representations and warranties given in such Assignment, the Borrower hereby represents and warrants that the overriding royalty interest conveyed by such Assignment is free and clear of any mortgages, deeds of trust, voluntary or contractual Liens, pledges, security interests, charges, conditional sales or other title retention documents, or other encumbrances or burdens other than those in favor of the Lenders, and as expressly set forth in such Assignment.

(b)

The Overriding Royalty Interests conveyed to NGPCRC as an Initial Lender are subject to the terms and conditions set forth in such Agreement Concerning Overriding Royalty Interests of even date herewith among the Borrower, the Initial Lender and the Designee.

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SECTION 3.6.

Warrants; Warrants are Not Collateral Security.  In addition to interest paid on the Loans, the Borrower shall issue to the Initial Lender or the Designee, as additional consideration payable to the Lenders to be retained in perpetuity and not as additional collateral security, the rights and interests granted in the Warrant Documents.

ARTICLE IV

[RESERVED]

ARTICLE V

CERTAIN INTEREST RATE AND OTHER PROVISIONS

SECTION 5.1.

LIBO Rate Lending Unlawful.  If any Lender shall determine (which determination shall, upon notice thereof to the Borrower, the Administrative Agent and each other Lender, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation by any Government Agency of any law makes it unlawful, or any central bank or other Government Agency asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as a LIBO Rate Loan, the obligations of all Lenders to make, continue or maintain any such LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Borrower, the Administrative Agent and each other Lender, that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Reference Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion; provided, that if circumstances subsequently change so a Lender shall not continue to be so affected, the Administrative Agent shall, by notice to the Borrower, reinstate its obligations to make, maintain or continue Loans as LIBO Rate Loans.

SECTION 5.2.

Inability to Determine Interest Rate.  If the Administrative Agent or any Lender shall have determined that adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then Administrative Agent will promptly with give telecopy, electronic or telephonic notice of such determination to the Borrower and each Lender at least one Business Day prior to the commencement of the next succeeding Interest Period for such Loan.  If such notice is given, each Lender may provide the Administrative Agent with a proposed interest rate for a maturity comparable to such Interest Period and the interest rate that shall be applicable to such Loan for such Interest Period shall be the arithmetic mean of all such interest rates proposed by the Lenders for such Interest Period that have been provided to the Administrative Agent within twenty-four hours of the issuance of such notice, as calculated by the Administrative Agent.

SECTION 5.3.

Increased Loan Costs, etc.  If by reason of

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(a)

any change in Applicable Law after the Effective Date or any change after the Effective Date in the interpretation or application by any judicial or regulatory authority of any Applicable Law, or

(b)

compliance by any Lender with any direction, request or requirement, whether or not having the force of law, of any Government Agency, including Regulation D of the F.R.S. Board:

(i)

any Lender shall be subject to any tax (other than taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to any payment due under any LIBO Rate Loan or other amounts due under this Agreement, whether directly or by such being imposed on or suffered by such Lender;

(ii)

any reserve, deposit or similar requirement is or shall be applicable, increased, imposed or modified in respect of extensions of credit or other assets of, or any deposits with or other liabilities of, any Lender or Loans made by such Lender or against any other funds, obligations or other property owned or held by, such Lender and such Lender actually incurs such additional costs; or

(iii)

there shall be imposed on any Lender any other condition affecting this Agreement (or any of such extensions of credit or liabilities),

and the result of the foregoing is directly or indirectly to increase the cost to such Lender of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as LIBO Rate Loans, or to reduce any amount receivable in respect thereof by such Lender, then and in any such case such Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Borrower and the Administrative Agent thereof, and the Borrower shall pay on demand such amounts as such Lender may specify to be necessary to compensate such Lender for such additional cost or reduced receipt.  The determination by such Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

SECTION 5.4.

Funding Losses.  In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as a LIBO Rate Loan) as a result of

(a)

any repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

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(b)

any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor by reason of any act or omission by the Borrower or failure of a condition precedent to be satisfied; or

(c)

any Loans not being continued as LIBO Rate Loans by reason of any act or omission by the Borrower;

then, upon the written notice of such Lender to the Borrower and the Administrative Agent, the Borrower shall, within ten (10) days of its receipt thereof, pay to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense.  Such written notice (which shall include calculations in reasonable detail) shall in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

SECTION 5.5.

Increased Capital Costs.  After the Effective Date, if any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any Applicable Law by any Government Agency, affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling any Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of its Commitments hereunder or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower and the Administrative Agent, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return.  A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.  In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

SECTION 5.6.

Taxes.

(a)

All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, levies, assessments, imposts, deductions, fees, duties, withholdings or other charges and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s or Designee’s net income or receipts (such non-excluded items being called “Taxes”).  In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law then (unless the Borrower already knows of such withholding or deduction, upon notice thereof from the Lender) the Borrower will

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(i)

pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)

promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

(iii)

pay to the Administrative Agent for the account of the relevant Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received and retained had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or any Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

(b)

If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent for the account of the relevant Lenders the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes or other liability (including interest, expenses or penalties) that may become payable by any Lender as a result of any such failure, whether or not such Taxes or liabilities were correctly or legally asserted.  Payment under this indemnity shall be made within thirty (30) days after the date the Administrative Agent makes written demand therefor.  For purposes of this Section 5.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c)

Upon the request of the Borrower, each Assignee Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payment in respect of the Borrowings, execute and deliver to the Borrower, on or about January 15 of each calendar year, one or more (as the Borrower may reasonably request) United States Internal Revenue Service Forms W-8 BEN or Forms W-8 ECI or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Assignee Lender is exempt from withholding or deduction of Taxes.

(d)

To the extent taxes are imposed against the overriding royalty interest conveyed to the Designee, or the production attributable thereto, the terms and provisions of the Assignment shall govern the payment of the same.

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Credit Agrmt

SECTION 5.7.

Payments, Computations, etc.  Unless otherwise expressly provided in this Agreement or the Confidential Payment Letter, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment.  All such payments shall be made without setoff, deduction or counterclaim, not later than 11:00 a.m. (Houston, Texas time) on the date due, in U.S. Dollars in same day or immediately available funds, to such account, located in the State of New York, with the Administrative Agent as the Administrative Agent shall specify from time to time by notice to the Borrower.  Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender.  All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest and fees is payable over a year comprised of three hundred and sixty (360) days.  Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term “Interest Period” with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

SECTION 5.8.

Sharing of Payments.  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 5.3, 5.4 and 5.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender, the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of

(a)

the amount of such selling Lender’s required repayment to the purchasing Lender to

(b)

the total amount so recovered from the purchasing Lender)

of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  If under any applicable bankruptcy,

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Credit Agrmt

insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 5.9.

Setoff.  The Administrative Agent and each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9 or, with the consent of the Administrative Agent, upon the occurrence of any other Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to the Administrative Agent and each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by the Administrative Agent and each Lender, including without limitation, the Proceeds Account.  The Administrative Agent and each Lender agree promptly to notify the Borrower after any such setoff and application made by the Administrative Agent or such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Administrative Agent and each Lender under this Section 5.9 are in addition to other rights and remedies (including other rights of setoff under Applicable Law or otherwise) which the Administrative Agent or such Lender may have.

SECTION 5.10.

Use of Proceeds.  The Borrower shall apply the proceeds of each Borrowing in accordance with Section 2.8; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any “margin stock”, as defined in F.R.S. Board Regulation T, U, or X.

ARTICLE VI

CONDITIONS PRECEDENT

SECTION 6.1.

Initial Credit Extension.  The obligation of each Lender to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.1.

SECTION 6.1.1

Resolutions, etc.  The Administrative Agent shall have received from the Borrower and each of Borrower’s Subsidiaries a certificate, dated the date of the initial Credit Extension, of the respective Secretary or Assistant Secretary of each of the Borrower and the Borrower’s Subsidiaries, respectively, as to

(a)

resolutions of the Board of Directors, or its equivalent, of the Borrower and the shareholders of each of the Borrower’s Subsidiaries then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

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Credit Agrmt

(b)

the incumbency and signatures of those of its officers or Persons authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it;

(c)

the Organic Documents of the Borrower and each of the Borrower’s Subsidiaries; and

(d)

evidence that each of the Borrower and each of the Borrower’s Subsidiaries (i) is duly organized or formed or registered and (ii) is validly existing and in good standing and qualified to transact business under the laws of the jurisdiction of its respective organization and in each of the jurisdictions where the Mortgaged Properties, Collateral Value Properties and Development Properties are located and in each other jurisdiction where the failure to be so qualified or in good standing would have a Material Adverse Effect, upon which certificates the Administrative Agent and the Lenders may conclusively rely until the Administrative Agent shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

SECTION 6.1.2

Delivery of Notes.  The Administrative Agent shall have received, for the account of each Lender, its Notes duly executed and delivered by the Borrower.

SECTION 6.1.3

Guaranties.  The Administrative Agent shall have received executed counterparts of the Guaranties, dated as of the date hereof, duly executed by each of the Borrower’s Subsidiaries.

SECTION 6.1.4

Pledge Agreements.  The Administrative Agent shall have received executed counterparts of the Pledge Agreements, dated as of the date hereof, duly executed by the Borrower, pledging 100% of its interest in the Capital Stock of each Subsidiary of the Borrower organized under the laws of the United States of America and pledging 65% of its interest in the Capital Stock of each Subsidiary of the Borrower organized under the laws of a country other than the United States of America, together with the certificates, evidencing all of the issued and outstanding shares of Capital Stock pledged pursuant to the Pledge Agreements, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, and, as applicable, with the evidence of completion (or satisfactory arrangement for the completion) of all filings and recordings of the Pledge Agreements as may be necessary, or in the reasonable opinion of the Administrative Agent, desirable, effectively to create a valid, perfected first priority lien against and security interest in the collateral covered thereby

SECTION 6.1.5

Security Agreement.  The Administrative Agent shall have received executed counterparts of the Security Agreements, dated as of the date hereof, duly executed by the Borrower and each of its Subsidiaries, as applicable, together with

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Credit Agrmt

(a)

Uniform Commercial Code financing statements (Form UCC-1), in proper form for filing, naming the Borrower (or its Subsidiary, as applicable) as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to such Security Agreement; and

(b)

proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in such Security Agreement previously granted by any Person together with such other Uniform Commercial Code Form UCC-3 termination statements as the Administrative Agent may request from the Borrower.

SECTION 6.1.6

Consents, Mortgage Consents and Approvals.  The Administrative Agent shall have received true and correct copies, certified by the Borrower, of (a) all Mortgage Consents and Consents set forth in Schedule V required in connection with the Properties to be encumbered by Mortgages delivered pursuant to Section 6.1.7 or the Security Agreements delivered pursuant to Section 6.1.5, respectively, and (b) all Approvals that may be requested by the Administrative Agent.

SECTION 6.1.7

Mortgage.  The Administrative Agent shall have received counterparts of a Mortgage, relating to all of the Hydrocarbon Interests and related Oil and Gas Properties of the Borrower and its Subsidiaries that are included in the Lenders’ determination of the initial Collateral Value, dated as of a recent date, in each case duly executed by the Borrower and/or its Subsidiaries, as applicable, together with

(a)

evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien against the Properties purported to be covered thereby;

(b)

favorable mortgagee’s title opinions in favor of the Administrative Agent and all Lenders (in form and substance and issued by title counsel satisfactory to the Administrative Agent, substantially in the form of Exhibit I hereto), with respect to the Property purporting to be covered by the Mortgage (including, without limitation to the Oil and Gas Properties described on Schedule II hereto) setting forth the working interest and net revenue interest of the Borrower and its Subsidiaries in such Properties and opining that the Borrower’s and its Subsidiaries’ title to such property is good and marketable and valid and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as provided in Section 8.2.3 or as approved by the Administrative Agent;

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Credit Agrmt

(c)

letters in lieu of transfer orders for each purchaser of Hydrocarbons attributable to the Borrower’s and its Subsidiaries’ interests in the Mortgaged Properties; and

(d)

such other approvals, opinions, or documents as the Administrative Agent may request.

SECTION 6.1.8

Opinions of Counsel.  The Administrative Agent shall have received opinions, dated the date of the initial Credit Extension and addressed to the Administrative Agent and all Lenders from

(a)

Dieterich & Associates, counsel to the Borrower, substantially in the form of Exhibit H-1 hereto;

(b)

Jones, Walker, Waechter, Poitevent, Carrère & Denègre  L.L.P., Louisiana counsel to the Borrower, substantially in the form of Exhibit H-2 hereto; and

(c)

Flowers Davis, P.L.L.C., Texas counsel to the Borrower, substantially in the form of Exhibit H-3 hereto.

(d)

Morris Reese, Texas counsel to the Borrower, substantially in the form of Exhibit H-3 hereto.

SECTION 6.1.9

UCC-11s.  The Administrative Agent shall have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the date of the initial Credit Extension, listing all effective financing statements which name the Seller, the Borrower, its Subsidiaries and each other Obligor (under their present names and any previous names) as the debtor and which are filed in the States of Arizona, Louisiana, Texas and Washington and such other jurisdictions which may be reasonably requested by the Administrative Agent, together with copies of such financing statements (none of which shall cover any collateral described in the Mortgages or other Security Documents).

SECTION 6.1.10

Evidence of Insurance.  The Administrative Agent shall have received certificates of insurance satisfactory to it evidencing the existence of all insurance required to be maintained by the Borrower by this Agreement and the other Loan Documents.

SECTION 6.1.11

Engineering Reports.  The Administrative Agent shall have received Engineering Reports from internal engineers employed by the Borrower (as approved by the Administrative Agent) as to all Collateral Value Properties located in Tom Green County, Texas and from Haas Petroleum Engineering Services Inc. as to all other Collateral Value Properties listed on Schedule II.

SECTION 6.1.12

Environmental Report.  The Administrative Agent shall have received the Phase I environmental assessment dated as of a date satisfactory to

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Credit Agrmt

the Administrative Agent and prepared by a Person acceptable to the Administrative Agent with respect to the Acquired Properties and the Existing Borrower Properties, and such other information with respect to the ownership and past use of the Mortgaged Properties as the Administrative Agent may request, and such reports and information shall be satisfactory in form, substance and scope to the Administrative Agent and the Lenders.

SECTION 6.1.13

Approved Budgets.  The Administrative Agent shall have received the Approved Capital and Operating Budget and the Approved General and Administrative Budget (for the period beginning with the Effective Date and ending on the last day of the sixth Fiscal Quarter following the Effective Date), each in form, scope and detail satisfactory to the Administrative Agent and the Lenders in their sole and absolute discretion.

SECTION 6.1.14

Release of Liens and Payment of Existing Obligations.  Administrative Agent shall have received evidence, in form and substance satisfactory to Administrative Agent, in its sole discretion, of the prior or contemporaneous indefeasible payment in full of all Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness permitted by Section 8.2.2) including all Indebtedness outstanding to Cornell Capital, Thomas Energy Services, Inc. and Coil Tubing Services, L.L.C., all open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services and any indebtedness secured by Liens (other than Liens permitted under Section 8.2.3) which encumber the Initial Subject Properties.

SECTION 6.1.15

ORRI Agreement and Certificate, etc.  The Administrative Agent shall have received an executed Agreement Concerning Overriding Royalty Interests, which shall be in a form satisfactory to the Administrative Agent, a Certificate as to Overriding Royalty Interests, substantially in the form of Exhibit K, pertaining to the Overriding Royalty Interests granted by the Assignment.

SECTION 6.1.16

Assignment.  The Administrative Agent shall have received counterparts of the Assignments in favor of the Designee with respect to the Collateral Value Properties described on Schedule II, duly executed by the Borrower and the Borrower’s Subsidiaries, together with

(a)

evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Assignment as may be necessary or desirable to vest title to the Overriding Royalty Interest described therein in favor of the Designee; and

(b)

such title opinions or other assurances of title with respect to the overriding royalties which are the subject of the Assignment as the Administrative Agent may require.

SECTION 6.1.17

Financial Statements.  Administrative Agent shall have received such financial statements concerning the Borrower and its Subsidiaries, as the Administrative Agent shall have requested, in form and substance satisfactory to the

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Credit Agrmt

Administrative Agent, certified by an Authorized Officer of the Borrower as being true, correct and complete.

SECTION 6.1.18

Hydrocarbon Hedging.  The Borrower will enter into natural gas and crude oil Hedging Agreements with Approved Hedge Counterparties and on such other terms as are reasonably satisfactory to the Administrative Agent, that will enable the Borrower to obtain the net realized prices of at least $5.00/MMBtu for natural gas and at least $50.00/bbl for crude oil] for Hydrocarbons produced from its and each Borrower’s Subsidiary’s Hydrocarbon Interests, for the volumes and for the time periods set forth on Part 1 of Schedule IV.

SECTION 6.1.19

Lockbox Agreement.  The Administrative Agent shall have received counterparts of the Lockbox Agreement, duly executed by the Borrower and each of its Subsidiaries.

SECTION 6.1.20

Compliance with Representations and Warranties.  The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower stating that all representations and warranties contained in Article VII are true and correct in all material respects as of the Effective Date.

SECTION 6.1.21

Closing Fees, Expenses, etc.  The Administrative Agent shall have received, for its own account, or for the account of each Lender, as the case may be, all reasonable costs and expenses due and payable pursuant to Sections 3.3 and 11.3, if then invoiced.

SECTION 6.1.22

Consummation of Financed Acquisition.  With respect to the funding of the Financed Acquisition, the conditions set forth in the Financed Acquisition documents to the obligations of Sellers and the Borrower to consummate the Financed Acquisition shall have been satisfied in full (without amendment or waiver of, or other forbearance to exercise any rights with respect to, any of the terms or provisions thereof by Sellers or the Borrower), and the Financed Acquisition shall have been consummated and Administrative Agent shall have received a certificate to that effect signed by an Authorized Officer of Borrower.  Administrative Agent shall have received a copy of the Financed Acquisition documents, certified by an Authorized Officer of Borrower as being true, correct and complete.

SECTION 6.1.23

Proceeds of Issuance of Capital Stock.  The Borrower shall have received proceeds from the issuance of Capital Stock of the Borrower in an amount not less than Two Million Seven Hundred Thousand Dollars ($2,700,000), and the Administrative Agent shall have received evidence satisfactory to it of the receipt of such funds.

SECTION 6.1.24

Warrants, etc.  The Administrative Agent shall have received counterparts of the Warrant Documents, in each case executed and delivered by the Borrower.

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Credit Agrmt

SECTION 6.1.25

 Other Documents.  The Administrative Agent and each Lender shall have received such other documents as it may request, including without limitation each Material Contract listed on Schedule VI.

SECTION 6.2.

Inclusion of Hydrocarbon Interests in the Collateral Value.  The inclusion of any additional Hydrocarbon Interests in the Collateral Value is subject to the following conditions having been satisfied and receipt by the Administrative Agent and each Lender of the following documents, in each case with respect to each Hydrocarbon Interest and related Oil and Gas Properties which the Borrower requests be included in the Collateral Value, and each of which conditions and documents shall be satisfactory to the Administrative Agent in form and substance.

SECTION 6.2.1

Environmental Report.  Unless the Administrative Agent has already received a satisfactory environmental assessment covering the same lands to which such Hydrocarbon Interests pertain, the Administrative Agent and each Lender shall have received Phase I environmental assessments as of a recent date prepared by an environmental consulting firm as shall be acceptable to the Administrative Agent, and such other information with respect to the ownership and past use of the Mortgaged Properties relating to such Hydrocarbon Interests as the Administrative Agent may request, and such reports shall be satisfactory in form, substance and scope to the Administrative Agent.

SECTION 6.2.2

Mortgage.  The Administrative Agent shall have received counterparts of a Mortgage relating to such Hydrocarbon Interests and related Oil and Gas Properties, dated as of a recent date, duly executed by the Borrower and/or its Subsidiaries, as applicable, together with

(a)

evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien against the Properties purported to be covered thereby, subject only to those Liens permitted by Section 8.2.3;

(b)

favorable mortgagee’s title opinions in favor of the Administrative Agent and all Lenders (in form and substance and issued by title counsel satisfactory to the Administrative Agent, substantially in the form of Exhibit I hereto), with respect to the Property purporting to be covered by the Mortgage setting forth the working interest and net revenue interest of the Borrower and/or its Subsidiaries in such Properties and opining that the Borrower’s and/or its Subsidiaries’ title to such property is good and marketable and valid and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Administrative Agent, subject only to those Liens permitted by Section 8.2.3; provided that such opinions shall not be then required if, after considering the effect of adding such Hydrocarbon Interests to the Collateral Value, at least 90% of the value of the Proven Reserves to which value is given in the most recent

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Credit Agrmt

determination of the then current Collateral Value, are then covered by favorable mortgagee’s title opinions, and

(c)

such other approvals, opinions, or documents as the Administrative Agent may request.

SECTION 6.2.3

UCC-11s.  The Administrative Agent shall have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated as of a recent date, listing all effective financing statements which name the Borrower or its Subsidiaries (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in the State of Washington, State of Arizona or the state in which such Oil and Gas Properties are located and in which the Mortgage referenced in Section 6.2.2. is to be filed, together with copies of such financing statements (none of which shall cover any collateral described in any such Mortgage, subject only to those Liens permitted by Section 8.2.3).

SECTION 6.2.4

Evidence of Insurance.  The Administrative Agent shall have received certificates of insurance satisfactory to it evidencing the existence of all insurance required to be maintained by the Borrower by this Agreement and the other Loan Documents with respect to the Hydrocarbon Interests and related Oil and Gas Properties being added to the Collateral Value.

SECTION 6.2.5

Engineering Reports.  The Administrative Agent and the Lenders shall have received an Engineering Report, dated as of a recent date from Haas Petroleum Engineering Services Inc., or a petroleum engineer acceptable to the Administrative Agent, as to the Hydrocarbon Interests being added to the Collateral Value, which Engineering Report shall be satisfactory to the Administrative Agent in form and substance.

SECTION 6.2.6

Material Contracts and Related Consents; Security Agreement.  The Administrative Agent shall have received true and correct copies, certified by the Borrower, and approved the form and substance of, (a) each Material Contract listed on Schedule VI, related to the Hydrocarbon Interests being added to the Collateral Value, (b) each Approval as may be requested by the Administrative Agent.  In addition, the Administrative Agent shall have received duly executed counterparts of a Security Agreement or, if applicable, amendments to an existing Security Agreement which add any such Material Contract to the Collateral (as defined in the Security Agreement), a Consent and, as applicable, a Mortgage Consent, for each such Material Contract, dated as of a recent date.

SECTION 6.2.7

Guaranties.  The Administrative Agent shall have received duly executed counterparts of a Guaranty from any Subsidiary of the Borrower which is adding Hydrocarbon Interests to the Collateral Value, unless such a Guaranty has already been delivered to the Administrative Agent in connection with a previous addition to the Collateral Value on the Effective Date.

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Credit Agrmt

SECTION 6.2.8

Additional Stock or Membership Pledge.  The Administrative Agent shall have received executed counterparts of the Pledge Agreement, dated not later than the date of such Loan, duly executed by Borrower or the applicable Subsidiary pledging its interest in the Capital Stock of any such Subsidiary which is adding Hydrocarbon Interests to the Collateral Value, unless such Pledge Agreement has already been delivered to the Administrative Agent, accompanied by the original share certificate evidencing such Capital Stock or equity interests and executed stock powers (in blank), and the evidence of satisfactory arrangement for the completion of all filings and recordings of the Pledge Agreement as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable, effectively to create a valid, perfected first priority lien against and security interest in the collateral covered thereby.

SECTION 6.2.9

Overriding Royalty Interests.  To the extent that (x) new Properties, additional interests in existing Properties, or new classifications of Properties are considered in a redetermination of the Collateral Value, (y) the Designee have not already received an Assignment pertaining thereto and (z) pursuant to Section 3.5(a), the Designee is entitled to receive an Overriding Royalty Interest, the Designee shall have received Assignment and Conveyance of Overriding Royalty Interests and Certificate as to Overriding Royalty Interests with respect to such Properties duly executed by the Borrower and the Borrower’s Subsidiaries, together with

(a)

evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Assignment as may be necessary or desirable to vest title to the Overriding Royalty Interest described therein; and

(b)

such title opinions or other assurances of title with respect to the overriding royalties which are the subject of the Assignment as the Administrative Agent may require.

SECTION 6.2.10

Other Documents.  The Administrative Agent shall have received such other documents as it may request.

SECTION 6.3.

All Credit Extensions.  The obligation of each Lender to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.3.

SECTION 6.3.1

Compliance with Warranties, No Default, etc.  Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Borrowing unless all such Defaults of the nature referred to in Section 9.1.5 are cured with the proceeds of such Borrowing) the following statements shall be true and correct

(a)

the representations and warranties set forth in Article VII (excluding, however, those contained in Section 7.9) and in the other Loan Documents shall be true and correct with the same effect as if then made (unless

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Credit Agrmt

stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b)

except as disclosed in Item 7.9 of the Disclosure Schedule by the Borrower to the Administrative Agent and Lenders pursuant to Section 7.9

(i)

no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, or any of their respective Properties, businesses, assets or revenues, which has or might be expected to have a Material Adverse Effect; and

(ii)

no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.9 which has or might be expected to have a Material Adverse Effect; and

(c)

no Default shall have then occurred and be continuing, and neither the Borrower nor any other Obligor are in material violation of any Applicable Law or court order or decree if such violation has or might be expected to have a Material Adverse Effect.

SECTION 6.3.2

Credit Request.  The Administrative Agent shall have received a Borrowing Request for such Credit Extension.  The delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of the Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 6.3.1 are true and correct.

SECTION 6.3.3

Satisfactory Legal Form.  All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may request.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto Administrative Agent and each Lender as set forth in this Article VII.

SECTION 7.1.

Organization, etc.  The Borrower and each other Subsidiary of Borrower is a corporation, company or partnership, each validly organized and existing and in good standing under the laws of the jurisdiction of its organization, is

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Credit Agrmt

duly qualified to do business and is in good standing as a foreign corporation, company or partnership in each jurisdiction where the nature of its business requires such qualification, where the failure so to qualify would have a Material Adverse Effect and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its Property and to conduct its business substantially as currently conducted by it, in each case where the failure so to do would have a Material Adverse Effect.  As of the Effective Date, the Borrower has no Subsidiaries other than as listed in Schedule III.

SECTION 7.2.

Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower and each other Obligor of this Agreement, the Notes and each other Loan Document executed or to be executed by it are within the Borrower’s and each such Obligor’s company powers, have been duly authorized by all necessary company or other action, as the case may be, on the part of the Borrower or such other Obligor and do not

(a)

contravene the Borrower’s or such Obligor’s Organic Documents;

(b)

contravene or result in any violation of or default under any Applicable Law or any material contractual restriction, court decree or order, in each case binding on or affecting the Borrower or any other Obligor or any Properties, businesses, assets or revenues of the Borrower or any other Obligor;

(c)

result in, or require the creation or imposition of, any Lien on (except for the Liens of the Loan Documents) any of the Borrower’s or any other Obligor’s Properties, businesses, assets or revenues.

SECTION 7.3.

Government Approval, Regulation, etc.  Except for those which have been obtained, and those for which a temporary written waiver from the Administrative Agent has been received, no authorization or approval or other action by, and no notice to or filing with, any Government Agency or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party.

SECTION 7.4.

Investment Company Act.  Neither the Borrower nor any of its Subsidiaries nor any other Obligor, is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 7.5.

[Reserved.]

SECTION 7.6.

Validity, etc.  This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower or any of its Subsidiaries will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower and such Subsidiaries, as applicable, enforceable in accordance with their respective terms, and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in

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Credit Agrmt

accordance with its terms, in each case subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

SECTION 7.7.

Financial Information.  The audited balance sheets of the Borrower as at April 30, 2006 and April 30, 2005, the audited statements of income and cash flows for the Borrower for the twelve months ending April 30, 2006 and April 30, 2005, and the unaudited consolidating balance sheets of the Borrower as at July 31, 2006, and the respective, related consolidated unaudited statements of operations and cash flow of the Borrower, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their unaudited operations for the period then ended, and show all material Indebtedness of the Borrower and its consolidated Subsidiaries, as of the date thereof, including liabilities for taxes, material commitments and Contingent Liabilities.

SECTION 7.8.

No Material Adverse Change.  Since July 31, 2006, there has been no change in the financial condition, operations, assets, business, Properties or prospects of the Borrower or its Subsidiaries that has or might be expected to have a Material Adverse Effect.

SECTION 7.9.

Litigation, Labor Controversies, etc.  There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective Properties, businesses, assets or revenues, which has or might be expected to have a Material Adverse Effect, except as disclosed in Item 7.9 (“Litigation”) of the Disclosure Schedule.  As of the Effective Date, neither the Borrower nor any of its Subsidiaries is in default of any of its material obligations under any Material Contract.

SECTION 7.10.

Ownership of Properties.  Each of the Borrower and each of its Subsidiaries has good and marketable title to its Properties (including, without limitation, all Hydrocarbon Interests), free and clear of all Liens except (a) those referred to in the financial statements referred to in Section 7.7, (b) as disclosed to the Lender in the Disclosure Schedule or (c) as permitted by Section 8.2.3.  After giving full effect to all Liens permitted under Section 8.2.3, and except as to those Oil and Gas Properties disposed of pursuant to Section 8.2.9, the Borrower and its Subsidiaries own the net interests in Hydrocarbons produced from the Oil and Gas Properties as reflected in the most recent Engineering Report (less any interests conveyed to the Designee), and neither the Borrower nor any of its Subsidiaries is obligated to bear costs or expenses in respect of the Oil and Gas Properties in excess of its working interest percentage as reflected in the most recent Engineering Report.  The Administrative Agent has received currently effective, duly executed Mortgages and other Loan Documents encumbering Oil and Gas Properties constituting at least ninety percent (90%) of the amount of Proven Reserves to which value is given in the determination of the current Collateral Value.  No employee of the Borrower or its Subsidiaries has any right to receive any overriding royalty interest or other interest in any of the Collateral Value Properties.

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SECTION 7.11.

Taxes.  Except as disclosed in Item 7.11 (“Taxes”) of the Disclosure Schedule, each of the Borrower and its Subsidiaries has filed, or caused to be filed, all Federal and other tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes and other governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.  None of the disclosed events described in Item 7.11 (“Taxes”) of the Disclosure Schedule could reasonably be expected to cause a Material Adverse Effect, either individually or in the aggregate.

SECTION 7.12.

Pension and Welfare Plans.  During the twelve-consecutive-month period prior to the Effective Date and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.  No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty.  Except as disclosed in Item 7.12 (“Employee Benefit Plans”) of the Disclosure Schedule or as otherwise reflected in the financial statements of the Borrower and its consolidated Subsidiaries, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

SECTION 7.13.

Compliance with Law.  Neither the Borrower nor any of its Subsidiaries (a) is in violation of any Applicable Law of, or is in violation of the terms of any Approval issued by any Government Agency; or (b) has failed to obtain any Approval necessary to ownership of any of its properties or the conduct of its business (including without limitation any such authorization from the Federal Energy Regulatory Commission, the U.S. Minerals Management Service, the U.S. Bureau of Land Management, the U.S. Bureau of Indian Affairs or any state conservation commission or similar body); in each case, which violation or failure could be expected to have a Material Adverse Effect.

SECTION 7.14.

Claims and Liabilities.  Except as disclosed to the Lenders in Item 7.14 (“Claims and Liabilities”) of the Disclosure Schedule, neither the Borrower nor any of its Subsidiaries has accrued any liabilities under gas purchase contracts for gas not taken, but for which it is liable to pay if not made up and which, if not paid, would have a Material Adverse Effect.  Except as disclosed to the Lenders in Item 7.14 of the Disclosure Schedule, no claims exist against the Borrower or any of its Subsidiaries for gas imbalances which claims if adversely determined would have a Material Adverse Effect.  No purchaser of product supplied by the Borrower or any of its Subsidiaries has any claim against the Borrower or any of its Subsidiaries for product paid for, but for which delivery was not taken as and when paid for, which claim if adversely determined would have a Material Adverse Effect.

SECTION 7.15.

No Prohibition on Perfection of Security Documents.  None of the terms or provisions of any indenture, mortgage, deed of trust, agreement or

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Credit Agrmt

other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or the property of the Borrower or any of its Subsidiaries is bound prohibit the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens evidenced and created by any of the Loan Documents.

SECTION 7.16.

Solvency.  Neither the Borrower nor any of its Subsidiaries is “insolvent”, as such term is used and defined in the United States Bankruptcy Code, 11 U.S.C. § 101, et seq.

SECTION 7.17.

Environmental Warranties.  As a reasonable and prudent operator of oil and gas producing properties, in the ordinary course of its business, the Borrower has conducted, with respect to its Oil and Gas Properties, and, on an ongoing basis, conducts a review of the effect of Environmental Laws on the business, operations and Properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for Remedial Action or other clean-up or closure of Properties presently owned or operated, any capital or operating expenditures required for Remedial Action or otherwise to achieve or maintain compliance with environmental protection standards imposed by any Environmental Law or as a condition of any Approval, license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses).  On the basis of this review, the Borrower has reasonably concluded that, except as disclosed in Item 7.17 (“Environmental Matters”) of the Disclosure Schedule, to the best of its knowledge after due inquiry:

(a)

all facilities and Property (including underlying groundwater) owned, leased or operated by the Borrower or any of its Subsidiaries have been, and continue to be, owned, leased or operated by the Borrower or any of its Subsidiaries in compliance with all Environmental Laws where the failure to do so could be expected to have a Material Adverse Effect;

(b)

there have been no past, and there are no pending or threatened

(i)

claims, complaints, notices or inquiries to, or requests for information received by, the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, that, singly or in the aggregate, have or may be expected to have a Material Adverse Effect, or

(ii)

claims, complaints, notices or inquiries to, or requests for information received by, the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or Property (including underlying groundwater) owned, leased or operated by the

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Credit Agrmt

Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may be expected to have a Material Adverse Effect;

(c)

there have been no Releases of Hazardous Materials at, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may be expected to have, a Material Adverse Effect;

(d)

each of the Borrower, each of its Subsidiaries, as applicable, has been issued and is in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for its business where the failure to do so could be expected to have a Material Adverse Effect;

(e)

no Property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing may, singly or in the aggregate, have, or may be expected to have a Material Adverse Effect, on the CERCLIS or on any other similar federal or state list of sites requiring investigation or clean-up;

(f)

there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may be expected to have, a Material Adverse Effect;

(g)

neither the Borrower nor any Subsidiaries of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing may, singly or in the aggregate, have, or may be expected to have a Material Adverse Effect, on the CERCLIS or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

(h)

there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any Property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may be expected to have, a Material Adverse Effect;

(i)

since the respective dates of the reports delivered pursuant to Section 6.1.12 and Section 6.2.1, no event has occurred or condition changed which would make the descriptions and characterizations of the Properties covered thereby incomplete or misleading in any material respect; and

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(j)

no condition exists at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law that, singly or in the aggregate have, or may be expected to have a Material Adverse Effect.

SECTION 7.18.

Regulations T, U and X.  Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X.  Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 7.19.

Insurance.  The Borrower and its Subsidiaries have the benefit of the insurance coverage described in the certificates of insurance delivered pursuant to Section 6.1.10 and required to be maintained pursuant to Section 8.1.4.

SECTION 7.20.

Bank Regulatory Requirements.  None of the Borrower nor any of its Subsidiaries (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) to the knowledge of the Borrower, engages in any dealings or transactions with any such Person.  Each of the Borrower and its Subsidiaries is in compliance, in all material respects, with the U.S.A. Patriot Act, and the Administrative Agent has received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the U.S.A. Patriot Act.

SECTION 7.21.

Accuracy of Information.  All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby (including without limitation each Engineering Report) is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Lenders, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

SECTION 7.22.

Representation Regarding Subsidiaries.  On and after the Effective Date, none of the Borrower’s Subsidiaries nor any Subsidiary of such Subsidiaries (a) has any liabilities, obligations, or claims against it or its Property, contingent or otherwise, that individually or in the aggregate could reasonably be expected to exceed $50,000, (b) is a Material Subsidiary or (c) owns, has an interest in or has rights in or to any Property that individually or in the aggregate has a fair market value of more than $50,000, in each case, other than any Qualified Subsidiaries.

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ARTICLE VIII

COVENANTS

SECTION 8.1.

Affirmative Covenants.  The Borrower agrees with the Administrative Agent and the Lenders that, until all Commitments have terminated and all Obligations have been indefeasibly paid and performed in full, the Borrower and each of its Subsidiaries will perform the obligations set forth in this Section 8.1.

SECTION 8.1.1

Financial Information, Reports, Notices, etc.  The Borrower will furnish, or will cause to be furnished, to the Administrative Agent and each Lender copies of the following financial statements, reports, notices and other information:

(a)

as soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of operations and cash flow of the Borrower and its consolidated Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower;

(b)

as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its consolidated Subsidiaries, including therein the audited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Year and audited statements of operations and cash flow of the Borrower and its consolidated Subsidiaries for such Fiscal Year, in the case of such audited financials, each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent by an independent public accountant acceptable to the Administrative Agent, together with a certificate from the Chief Financial Officer of the Borrower containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 8.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

(c)

concurrently with the delivery of the financial statements referred to in clauses (a) and (b), a certificate, executed by the Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) (i) compliance with the financial covenants set forth in Section 8.2.4 and (ii) a comparison between the actions described in the then current Approved Capital

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and Operating Budget, including Approved General and Administrative Budget, and the actual actions taken in such period, and also certifying, to such Authorized Officer’s best knowledge, that no Default has occurred and is then outstanding;

(d)

commencing January 31, 2007, and thereafter on or prior to the last Business Day of each Fiscal Quarter, an Approved Capital and Operating Budget, including Approved General and Administrative Budget, for the Borrower for a period not shorter than the immediately following six (6) Fiscal Quarters, satisfactory in all respects to the Administrative Agent.  Such budgets to be substantially in the form of Exhibit L and Exhibit M.  In the event that the Administrative Agent shall have not approved such proposed Approved Capital and Operating Budget or proposed Approved General and Administrative Budget, the Borrower shall discuss such objections with the Administrative Agent and shall further revise and resubmit the proposed Approved Capital and Operating Budget or proposed Approved General and Administrative Budget until such Approved Capital and Operating Budget or proposed Approved General and Administrative Budget, as applicable, is in all respects reasonably satisfactory to the Administrative Agent in its reasonable judgment;

(e)

on or prior to the forty-fifth (45th) day after the end of each Fiscal Quarter, a proposed revision and/or addition, as applicable, to the then current Approved Capital and Operating Budget, including Approved General and Administrative Budget, for a period of not less than the following six (6) Fiscal Quarters, in form, scope and detail satisfactory to the Administrative Agent and the Required Lenders;

(f)

as soon as possible and in any event within five (5) Business Days after any responsible officer of the Borrower becomes aware of the occurrence of each Default or any event which has or is likely to have a Material Adverse Effect, a statement of Authorized Officer of the Borrower setting forth details of such Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

(g)

as soon as possible and in any event within five (5) Business Days after any responsible officer of the Borrower becomes aware of (x) the occurrence of any adverse development with respect to any litigation, action, proceeding or labor controversy described in Section 7.9 or (y) the commencement of any litigation, action, proceeding or labor controversy of the type described in Section 7.9, notice thereof and, to the extent requested by the Administrative Agent, copies of all documentation relating thereto not subject to the attorney-client privilege or attorney work product;

(h)

as soon as possible and in any event within ten (10) days after any responsible officer of the Borrower or any of its Subsidiaries has actual knowledge thereof, notice of

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(i)

any claim by any Person against the Borrower or any of its Subsidiaries of nonpayment of, or

(ii)

any attempt by any Person to collect upon or enforce any accounts payable (that are more than thirty (30) days past due) of the Borrower or any of its Subsidiaries, in the case of any single account payable in excess of $10,000, or in the case of all accounts payable in the aggregate in excess of $50,000;

(i)

upon, but in no event later than ten (10) days after, any responsible officer of the Borrower or any of its Subsidiaries becomes aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened or other environmental claims against the Borrower or any Subsidiary or any of its Properties pursuant to any applicable Environmental Laws  which could have a Material Adverse Effect, and (ii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or any Subsidiary that could be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

(j)

as soon as available and in any event within sixty (60) days (i) after April 30th of each calendar year commencing in 2007, an Engineering Report from an independent petroleum engineering firm acceptable to the Administrative Agent in its sole and absolute judgment, and (ii) after October 31st of each calendar year commencing in 2007, (A) an Engineering Report from an independent petroleum engineering firm acceptable to the Administrative Agent in its sole and absolute judgment, or (B) following a written request from the Borrower and upon the written consent of the Administrative Agent acting at the direction of the Required Lenders, an Engineering Report from the Borrower’s internal reserve engineers;

(k)

promptly after (i) the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, (ii) the sending or filing thereof, all material reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange, including any proxy statements, (iii) the filing thereof, copies of all tariff and rate cases and other material reports filed with any regulatory authority (other than routine operating reports), and (iv) receipt thereof, copies of all notices received from any regulatory authority concerning material noncompliance by the Borrower or any of its Subsidiaries with any applicable regulations;

(l)

immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with

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respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

(m)

on or before the date that is forty-five (45) days after the first day of each month, reports in forms customarily produced in the oil and gas industry, covering the subjects identified on Exhibit O hereto, containing operational and accounting information with respect to the Mortgaged Properties, Collateral Value Properties, as applicable, and Development Properties for the immediately preceding month, including estimated production volumes, revenues, operating costs, drilling costs, completion costs, geological and geophysical costs, and G&A Expenses, position under Hedging Agreements and  such other information (including drilling and completion reports and well test data) respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Administrative Agent may from time to time request; and

(n)

within thirty (30) days after the end of each Fiscal Quarter, the Chief Executive Officer of the Borrower shall meet with the Administrative Agent, at a location and at a time to be reasonably determined by Administrative Agent, to discuss the Borrower’s performance for the preceding Fiscal Quarter.

SECTION 8.1.2

Compliance with Laws, etc.  The Borrower will, and will cause each of its Subsidiaries to, comply with all Applicable Laws, except where failure to so comply would not be expected to have a Material Adverse Effect, such compliance to include (without limitation):

(a)

the maintenance and preservation of its corporate, company or partnership existence and qualification as a foreign corporation, foreign limited liability company or foreign partnership;

(b)

the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

(c)

the timely filing of all required tax forms and other related documents and certificates, including without limitation the filing of true, correct and complete copies of all tax forms and other related documents and certificates of the Borrower and its Subsidiaries required to be filed in connection with the items disclosed in Item 7.11 (“Taxes”) of the Disclosure Schedule and any other tax forms and other related documents and certificates not timely filed prior to the Effective Date no later than one hundred-twenty (120) days after the Effective

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Date, along with the payment of any fees, fines or other penalties in connection with such filings.

SECTION 8.1.3

Maintenance, Development and Sale of Properties.

(a)

The Borrower will, and will cause each of its Subsidiaries to, maintain (subject to any disposition permitted by Section 8.2.9), preserve, protect and keep its Properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times in accordance with standard industry practices.  In particular, the Borrower will, and will cause each of its Subsidiaries to, operate or cause to be operated its Oil and Gas Properties as a reasonable and prudent operator.

(b)

The Borrower shall use all reasonable efforts promptly to complete in a timely manner the Approved Development Activities contemplated by the Approved Capital and Operating Budget.  In addition, the Borrower shall use all reasonable efforts to develop in a timely manner and bring into production in a prudent and businesslike manner all proved developed non-producing reserves and projects that the Administrative Agent and the Required Lenders have considered in the determination of the Collateral Value as identified in the Approved Capital and Operating Budget.

(c)

The Borrower shall ensure that at all times it has available to it, either through its employees or through independent contractors, petroleum engineers with appropriate experience and expertise in the proper operation and development of properties similar to the Mortgaged Properties, the Collateral Value Properties and the Development Properties.

(d)

From time-to-time, but not less than once each Fiscal Quarter (at the time described in Section 8.1.1(e)), the Borrower shall deliver to the Administrative Agent and each Lender a written proposal containing revisions to the Approved Capital and Operating Budget, including the Approved General and Administrative Budget, then in effect, showing, among other things, revised projections of Approved Development Activities for the applicable period following such revision as prescribed by Section 8.1.1(e), which revisions shall in all respects be satisfactory to the Administrative Agent.  In the event that the Administrative Agent shall object (within thirty (30) days after receipt) to a proposed revision, the Borrower shall discuss such objections with the Administrative Agent and shall further revise and resubmit such proposed revisions to the Approved Capital and Operating Budget or Approved General and Administrative Budget, as applicable, until such revised Approved Capital and Operating Budget or Approved General and Administrative Budget, as applicable, is in all respects satisfactory to the Administrative Agent.  Once approved in writing by the Administrative Agent, the then existing Approved Capital and Operating Budget, including the Approved General and

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Administrative Budget, shall be amended and the Approved Capital and Operating Budget, including the Approved General and Administrative Budget, as revised and amended shall thereafter replace and supersede the prior Approved Capital and Operating Budget, including the Approved General and Administrative Budget.

(e)

Promptly after the drilling and completion of each new well drilled on the Oil and Gas Properties that have been considered in the determination or redetermination of the Collateral Value, the Borrower shall promptly request assignments of any interests earned by virtue of such drilling and, within fifteen (15) days after the earlier to occur of the receipt of such assignments or sixty (60) days after first production from such well, shall deliver to the Administrative Agent:

(i)

true and correct copies of any such assignments of record title of the applicable Oil & Gas Properties into the Borrower or its Subsidiary, as applicable,

(ii)

true and correct copies of all required Consents and Approvals (including copies of applications for the relevant Approvals) applicable to such assignments,

(iii)

original, executed and acknowledged counterparts of an Assignment from the Borrower or its Subsidiary, as applicable, to each Designee (effective not later than the date of first production from such well),

(iv)

original, executed and acknowledged counterparts of a supplemental Mortgage and related amendments to financing statements and

(v)

except to the extent that a title opinion acceptable to the Administrative Agent has previously been delivered to the Administrative Agent, a favorable mortgagee’s title opinion showing that the Borrower or its Subsidiary, as applicable, is vested with good and marketable title to interests in the applicable Mortgaged Property consistent with the working interests and net revenue interest for such property shown in the most recent Engineering Report and showing that the interests created by such supplemental Mortgage constitute valid first Liens thereon, free and clear of all defects and encumbrances other than as approved by the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent.

With respect to each of the covenants of the Borrower in this Section 8.1.3, in the case of Oil and Gas Properties not operated by the Borrower or a Subsidiary, the Borrower shall use all reasonable efforts to cause the operator of such Oil and Gas Properties to

63

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take all such actions as would permit the Borrower to be in compliance with this Section 8.1.3.

SECTION 8.1.4

Insurance.  The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses (including, where appropriate, well control, operator’s extra expense and remediation insurance) and will furnish to the Administrative Agent at reasonable intervals at the request of the Administrative Agent a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 8.1.4.  The following shall apply to the insurance required by this Section 8.1.4:

(a)

Each policy for property insurance covering the Mortgaged Property shall show the Administrative Agent, for the benefit of the Lenders, as loss payee; provided, that in the event that an insurer pays to the Administrative Agent any amount in respect of a claimed loss under such insurance policy, the Administrative Agent shall, in its discretion, either apply such amount against the outstanding amount of any Loans or other Obligations or pay over such amount to the Borrower; and provided further, that in the event that the insured loss was of surface equipment only necessary or useful in the production, treatment or transportation of Hydrocarbons produced from the Mortgaged Properties, then, if no Default shall have occurred and be continuing, the Administrative Agent shall permit such insurance proceeds to be used for the repair or replacement of such surface equipment and the excess proceeds, if any, shall be applied as a mandatory prepayment of outstanding Loans or other Obligations;

(b)

Each policy for liability insurance covering the Mortgaged Property shall show the Administrative Agent, for the benefit of the Lenders, as additional insured;

(c)

Each insurance policy covering the Mortgaged Property shall provide (i) that at least thirty (30) days’ prior written notice of cancellation, reduction in amount or other change in coverage, or of lapse shall be given to the Administrative Agent by the insurer, and (ii) other standard mortgagee endorsements acceptable to the Administrative Agent; and

(d)

The Borrower shall, if so requested by the Administrative Agent, deliver to the Administrative Agent the original or a certified copy of each insurance policy covering the Mortgaged Property.

SECTION 8.1.5

Books and Records.  The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its material business affairs and transactions and permit the Administrative Agent, on behalf of each Lender, or any of their respective representatives, at reasonable times (but in any event, within twenty four (24) hours after notice from the Administrative

64

Credit Agrmt

Agent and during all normal business hours) and at reasonable intervals, to visit all of its offices, to discuss its financial matters with its officers, directors and, after twenty-four (24) hours notice to the Borrower and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower’s and its Subsidiaries’ financial matters with the Administrative Agent and each Lender or their representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records.  The Borrower shall pay any reasonable fees of such independent public accountant incurred in connection with the Administrative Agent’s or any Lender’s exercise of its rights pursuant to this Section.  Furthermore, the Borrower will permit the Administrative Agent, or its agents, at the cost and expense of the Borrower, to enter upon the Oil and Gas Properties and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof, and shall permit reasonable access to the field offices and other offices, including the principal place of business, of the Borrower to inspect and examine the Oil and Gas Properties; provided, however, in the absence of any negligence, gross negligence or willful misconduct on the part of Borrower, any of its Subsidiaries and their agents and representatives, and notwithstanding the provisions of Section 11.4, the Administrative Agent assumes sole responsibility for loss, damage or personal injury of its representatives and agents in connection with their inspection of any Property of Borrower or its Subsidiaries so visited and inspected, the access and egress thereto, and any vice or defect therein or thereon, and assumes all responsibility for and hereby releases Borrower and each Subsidiary, and their officers, directors, employees and agents against any such claim for damage or injury to or by Lender (or the representatives thereof) of to Borrower’s or its Subsidiaries’ Property.  Notwithstanding the foregoing, neither Borrower nor any of its Subsidiaries shall be required to disclose to the Administrative Agent or any Lender or any agents or representative thereof any written material which is the subject of attorney-client privilege or attorney’s work product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information.

SECTION 8.1.6

Environmental Covenant.  The Borrower will, and will cause each of its Subsidiaries to,

(a)

use, operate and maintain all of its facilities and Properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case, where failure to do so would be expected to have a Material Adverse Effect;

(b)

(i) promptly notify the Administrative Agent, and if requested by the Administrative Agent, and provide copies of all written claims, complaints, notices or inquiries from any Government Agency relating to the condition of its facilities and Properties or compliance with Environmental Laws, (ii) use all reasonable efforts within ninety (90) days to have dismissed with prejudice any actions or proceedings relating to compliance with Environmental Laws which would or

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Credit Agrmt

could in the reasonable opinion of the Administrative Agent have a Material Adverse Effect, and (iii) diligently pursue cure of any material underlying environmental problem which forms the basis of any such claim, complaint, notice or inquiry;

(c)

provide such information and certifications which the Administrative Agent may request from time to time to evidence compliance with this Section 8.1.6, including environmental assessments or reports; and

(d)

promptly take all such actions, whether remedial or otherwise, as may be from time to time requested or directed to be taken by the Administrative Agent or any Government Agency to correct or remedy any condition identified in any Phase 1 environmental site assessment delivered in connection with this Agreement and diligently pursue the completion of all such actions to the satisfaction of the Administrative Agent or any Government Agency.

With respect to each of the covenants of the Borrower in this Section 8.1.6, in the case of Oil and Gas Properties not operated by the Borrower or a Subsidiary, the Borrower shall use all reasonable efforts to cause the operator of such Oil and Gas Properties to take all such actions as would permit the Borrower to be in compliance with this Section 8.1.6.

SECTION 8.1.7

Further Assurances.

(a)

The Borrower shall, and shall cause each of its Subsidiaries to, upon the request of the Administrative Agent, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent shall, at all times, have received currently effective, duly executed Loan Documents encumbering Oil and Gas Properties of the Borrower and its Subsidiaries constituting ninety percent (90%) of value of the Proven Reserves to which value is given in the determination of the then current Collateral Value (with accompanying letters in lieu of transfer orders) and satisfactory title evidence in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to ownership of such Oil and Gas Properties; provided that, upon thirty (30) days notice to the Borrower, the Administrative Agent may require, and the Borrower and/or its Subsidiaries, as applicable, shall execute, acknowledge and deliver to the Administrative Agent, Mortgages effectively encumbering one hundred percent (100%) of the Oil and Gas Properties of the Borrower and its Subsidiaries (x) to which value is given in the determination of the then current Collateral Value, and (y) where the expense of preparing and recording such Mortgage in any particular county or parish is not more than the value referred to the clause (x) for such Oil and Gas Properties located in such county or parish, and a lock box agreement satisfactory in form and substance to the Administrative Agent pertaining to the collection of revenues from such Oil and Gas Properties.

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Credit Agrmt

(b)

If the Administrative Agent shall determine that, as of the date of any Collateral Value Redetermination, the Borrower or any of its Subsidiaries shall have failed to comply with the preceding subsection 8.1.7(a), the Administrative Agent may notify the Borrower in writing of such failure and, within thirty (30) days from and after receipt of such written notice by the Borrower, the Borrower or its Subsidiaries (as applicable) shall execute and deliver to the Administrative Agent supplemental or additional Loan Documents, in form and substance satisfactory to the Administrative Agent and its counsel, securing payment of the Notes and the other Obligations and covering additional assets not then encumbered by any Loan Documents (together with current valuations, Engineering Reports, and title evidence applicable to the additional assets collaterally assigned and such other documents as the Administrative Agent may require, including opinions of counsel, each of which shall be in form and substance satisfactory to the Administrative Agent) such that the Administrative Agent shall have received currently effective duly executed Loan Documents encumbering Oil and Gas Properties constituting at least ninety percent (90%) (or, as provided in Subsection 8.1.7(a), one hundred percent (100%)) of the value of the Proven Reserves of the Borrower and its Subsidiaries to which value is given in the determination of the then current Collateral Value (with accompanying letters in lieu of transfer orders) and satisfactory title evidence in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to ownership of such Oil and Gas Properties.

(c)

Once each Fiscal Quarter, the Borrower shall, and shall cause each of its Subsidiaries to, deliver duly executed and acknowledged counterparts of the Assignment as are necessary to ensure that the Designee shall have received the Overriding Royalty Interests in all of the Oil and Gas Properties required by Section 3.5.

(d)

The Borrower shall ensure that all written information, exhibits, certificates and reports furnished by or on behalf of the Borrower to the Administrative Agent or any Lender do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

(e)

The Borrower shall, and shall cause each of its Subsidiaries to, cause each Person that becomes a Subsidiary after the Effective Date to deliver to the Administrative Agent a duly executed counterpart of a Guaranty and Security Agreement, substantially in the form of Exhibit E and Exhibit C, respectively.

SECTION 8.1.8

Hydrocarbon Hedging.  At all times prior to the Stated Maturity Date, the Borrower will maintain the natural gas and crude oil Hedging

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Credit Agrmt

Agreements in the amounts set forth on Schedule IV hereto and with the Approved Hedge Counterparties that are party to such Hedge Agreements on or prior to the Effective Date and such other natural gas and crude oil Hedging Agreements with Approved Hedge Counterparties on terms and prices as may be reasonably satisfactory to the Administrative Agent.

SECTION 8.1.9

Lockbox Agreement.  Upon request by the Administrative Agent, the Borrower shall deliver to Administrative Agent counterparts of a Lockbox Agreement, duly executed by the Borrower and each of its Subsidiaries.

SECTION 8.1.10

Subsidiary Disposition.  With respect to each Subsidiary of the Borrower, no later than the six (6) month anniversary of the Effective Date, the Borrower shall either (a) wind up, dissolve or otherwise dispose of any such Subsidiary or Subsidiaries, (b) merge any such Subsidiary or Subsidiaries with and into the Borrower where the Borrower is the surviving entity in accordance with Section 8.2.8, or (c) deliver a Pledge Agreement pledging 100% of the Borrower’s interest in the Capital Stock of such Subsidiary or Subsidiaries, together with the certificates, undated stock powers and other documents, instruments and filings described in Section 6.1.4, and cause each such Subsidiary to deliver a Guaranty, a Security Agreement and, if the Subsidiary owns or holds any Capital Stock in another Person, a Pledge Agreement with respect to all such Capital Stock, along with any other related documents otherwise required to be delivered by the Borrower in connection with the Pledge Agreements described above or in connection with the delivery of its Security Agreement as described in Section 6.1.5 and any other related Security Documents that the Administrative Agent shall reasonably request related to any such Subsidiary that is not otherwise dissolved, sold, merged into the Borrower or otherwise disposed pursuant to clause (a) or (b) above; provided that if a Subsidiary qualifies as a Material Subsidiary at any time prior to such six month anniversary date, the Borrower and such Subsidiary shall promptly comply with the terms and conditions of clause (c) above.

SECTION 8.2.

Negative Covenants.  The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been indefeasibly paid and performed in full, the Borrower will perform the obligations set forth in this Section 8.2.

SECTION 8.2.1

Business Activities.  The Borrower will not, and will not permit its Subsidiaries to, engage in any business activity, except those described in the first recital.

SECTION 8.2.2

Indebtedness.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

(a)

Indebtedness in respect of the Loans and other Obligations;

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Credit Agrmt

(b)

Indebtedness in an aggregate principal amount not to exceed $50,000 at any time outstanding which is incurred by the Borrower or any Subsidiary that complies with the requirements of Section 8.1.10(c) (each such Subsidiary a “Qualified Subsidiary”) to a vendor of any assets to finance its acquisition of such assets;

(c)

unsecured Indebtedness of the Borrower and any Qualified Subsidiary incurred in the ordinary course of business (including (i) open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, and (ii) gas balancing, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

(d)

Hedging Obligations incurred pursuant to the Hedging Agreements approved by the Administrative Agent pursuant to Sections 6.1.18 and 8.1.8 and made subject to the Intercreditor Agreement;

(e)

Contingent Liabilities of the Borrower and any Qualified Subsidiary incurred to satisfy bonding requirements imposed by any Government Agency not to exceed, in the aggregate, $200,000;

(f)

Indebtedness of its Subsidiaries existing as of the Effective Date which is identified in Item 8.2.2(f) of the Disclosure Schedule;

(g)

Indebtedness in respect of Capitalized Lease Liabilities and leases substantially equivalent to title retention or conditional sales agreements of the Borrower and any Qualified Subsidiary, in an aggregate amount not to exceed $100,000 at any time outstanding;

(h)

Indebtedness owed by the Borrower to any Qualified Subsidiary or by any Qualified Subsidiary of the Borrower to the Borrower or any other Qualified Subsidiary;

(i)

endorsements of negotiable instruments for collection in the ordinary course of business;

(j)

Indebtedness of the Borrower and any Qualified Subsidiary which are Investments to the extent permitted by Section 8.2.5(b);

(k)

subordinated Indebtedness of Borrower to any of its Shareholders which contains terms and conditions, including subordination provisions, acceptable to the Administrative Agent;

(l)

Indebtedness of the Borrower and any Qualified Subsidiary for current taxes and deferred taxes not delinquent or being contested in good faith and by appropriate proceedings; provided that the total amount of such taxes being contested shall not exceed $100,000 in the aggregate at any one time outstanding; and

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Credit Agrmt

(m)

unsecured Indebtedness of the Borrower with respect to convertible notes or other similar debt instruments issued by the Borrower and in existence prior to the Effective Date as identified in Item 8.2.2(m) of the Disclosure Schedule, in each case solely to the extent that such debt instruments are convertible or exchangeable into common stock of the Borrower; provided that at all times during this Agreement, the stated principal maturity date of such Indebtedness shall be after the Stated Maturity Date; and

(n)

additional Indebtedness of the Borrower and any of its Qualified Subsidiaries not permitted by clauses (a) through (l) above, provided, however, that the aggregate amount of all Indebtedness incurred by the Borrower and, if applicable, any of its consolidated Qualified Subsidiaries pursuant to this clause (m) shall not exceed $50,000 at any one time outstanding;

provided, however, that no Indebtedness otherwise permitted by clause (b) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

SECTION 8.2.3

Liens.  The Borrower will not, and will not permit any of the Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property, revenues or assets, whether now owned or hereafter acquired, except:

(a)

Liens securing payment of the Obligations, granted pursuant to any Loan Document;

(b)

Liens granted to secure payment of Indebtedness of the type permitted and described in clause (b) of Section 8.2.2 and covering only those assets financed with the proceeds of such Indebtedness (together with receivables and intangibles related to such property or assets, and the proceeds and products thereof);

(c)

Liens arising under Hydrocarbon production sales contracts entered into by the Borrower or any of its Qualified Subsidiaries in the ordinary course of business;

(d)

Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty by the Borrower and its Subsidiaries, or with respect to the Borrower and any of its Qualified Subsidiaries, being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(e)

Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred by the Borrower and its Subsidiaries in the ordinary course of business for sums not more than sixty (60) days overdue or with respect to the Borrower and any of its Qualified Subsidiaries being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided, that at no time shall

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Credit Agrmt

such sums being contested exceed in the aggregate $50,000, unless the Borrower has set aside segregated cash reserves in the amount equal to or greater than the amount then subject to such contest;

(f)

Liens incurred in the ordinary course of business by the Borrower or its Subsidiaries in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits (other than ERISA), or with respect to the Borrower and any of its Qualified Subsidiaries to secure performance of bonds, licenses, statutory obligations, and performance bonds, tenders, statutory obligations, leases and contracts (other than for borrowed money), all other obligations of a like nature entered into in the ordinary course of business or to secure obligations on surety or appeal bonds and all other obligations of a like nature;

(g)

zoning and similar covenants, restrictions, easements, servitudes, permits, conditions, exceptions, reservations, minor rights, minor encumbrances, minor irregularities in title or conventional rights of reassignment prior to abandonment and similar restrictions and other similar encumbrances or title defects which do not materially interfere with the occupation, use and enjoyment by the Borrower of its assets in the ordinary course of business as presently conducted, or materially impair the value thereof for the purpose of such business;

(h)

judgment Liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

(i)

deposits of cash to secure insurance in the ordinary course of business;

(j)

banker’s liens incurred by the Borrower and any of its Qualified Subsidiaries arising by operation of law securing fees and costs of such banks, but not liens securing borrowed money;

(k)

Liens in favor of operators and non-operators under joint operating agreements, pooling or unitization agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor;

(l)

production sales agreements, division orders, operating agreements and other agreements customary in the oil and gas business for producing, processing, gathering, transporting and selling Hydrocarbons entered into by the Borrower and any of its Qualified Subsidiaries;

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Credit Agrmt

(m)

Liens of the Borrower arising under the terms of any provisions of the leases, unit agreements, assignments and other transfer of title documents in the chain of title under which the Borrower acquired the relevant Properties;

(n)

any Liens securing Indebtedness, neither assumed nor guaranteed by the Borrower nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Borrower for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line, or right of way purposes, and any Liens reserved in leases for rent and compliance with the terms of the leases in the case of leasehold estates, so long as no default has occurred in the payment or performance thereof, and to the extent that any such Lien referred to in this clause does not materially impair the use of the Properties covered by such Lien for the purposes for which such Properties is held by the Borrower;

(o)

the statutory Lien to secure payment of the proceeds of Hydrocarbon production established by Texas Bus. & Com. Code §9. 343 and similar laws of other jurisdictions;

(p)

rights reserved to or vested in any Government Agency by the terms of any right, power, franchise, grant, license, or permit, or by any provision of law, to terminate such right, power, franchise, grant, license, or permit or to purchase, condemn, expropriate, or recapture or to designate a purchaser of any of the Properties of the Borrower;

(q)

rights of a common owner of any interest in real estate, rights of way, or easements held by the Borrower and such common owner as tenant in common or through other common ownership;

(r)

any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Qualified Subsidiaries or existing on any property or asset of any Person that is acquired after the date hereof and becomes a Qualified Subsidiary prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(s)

any interest or title of a lessor under any lease of personal property entered into by the Borrower or any of its Qualified Subsidiaries in the ordinary course of its business and covering only the assets so leased; and

(t)

[Reserved.]

(u)

as disclosed in the Disclosure Schedule.

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Credit Agrmt

SECTION 8.2.4

Financial Condition.  The Borrower will not permit, on or at any time after the Effective Date:

(a)

the Current Ratio at any time to be less than 1.0:1.0;

(b)

the Debt to EBITDA Ratio, as of the end of any Fiscal Quarter beginning with the Fiscal Quarter ending on January 31, 2007, to be greater than 3.5:1.0;

(c)

the Interest Coverage Ratio, as of the end of any Fiscal Quarter beginning with the Fiscal Quarter ending on January 31, 2007, to be less than 2.5:1.0; or

(d)

G&A Expenses to exceed $575,000 in any Fiscal Quarter, in each case, in accordance with the Approved General and Administrative Budget; provided, however, that (i) if on any date of determination, the Debt to EBITDA Ratio shall be less than or equal to 3:25:1.0 and the Interest Coverage Ratio shall be greater than or equal to 3.0:1.0, then as of the next Scheduled Redetermination, G&A Expenses permitted hereunder shall be increased by $75,000 for each Fiscal Quarter thereafter and the then applicable Approved General and Administrative Budget shall be revised accordingly to reflect such increase, and (ii) if on any date of determination, the Debt to EBITDA Ratio shall be less than or equal to 3:00:1.0 and the Interest Coverage Ratio shall be greater than or equal to 3:0 to 1:0, then as of the next Scheduled Redetermination, G&A Expenses permitted hereunder shall be increased by an additional $100,000 for each Fiscal Quarter thereafter and the then applicable Approved General and Administrative Budget shall be revised accordingly to reflect such additional increase; provided, further, that the maximum G&A Expenses permitted hereunder shall at no time exceed $750,000 in any Fiscal Quarter.

The Borrower shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or, without the consent of the Administrative Agent, change the fiscal year of the Borrower or of any Subsidiary.

SECTION 8.2.5

Investments.  The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

(a)

Cash Equivalent Investments by the Borrower and any of its Qualified Subsidiaries;

(b)

without duplication, Investments by the Borrower and any of its Qualified Subsidiaries permitted as Indebtedness pursuant to Section 8.2.2;

(c)

advances to operators pursuant to cash calls by the operator under typical provisions of joint operating agreements, not to exceed in any particular instance (i) the amount of the Borrower’s applicable working interest share of

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Credit Agrmt

capital costs to be incurred by such operator in the next thirty (30) days, or (ii) the amount of an cash call by an operator under an operating agreement for drilling or completing a well, if such well and amount are shown in the then Approved Capital and Operating Budget, or (iii) if any other amount is shown in the then Approved Capital and Operating Budget, the amount shown in the then Approved Capital and Operating Budget for the applicable Approved Development Activity, in no event to exceed, in any instance, $100,000;

(d)

non-cash proceeds from sales of assets permitted under this Agreement; provided that, the aggregate value of all such non-cash proceeds shall not exceed $50,000;

(e)

without duplication, Investments in the nature of Capital Expenditures by the Borrower and any of its Qualified Subsidiaries;

(f)

to the extent the existence, formation or acquisition of any Subsidiary is permitted hereunder, Investments in Qualified Subsidiaries of the Borrower; and

(g)

Investments permitted by Section 8.2.8;  provided, however, that

(x)

any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

(y)

no Investment otherwise permitted by clause (b) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

SECTION 8.2.6

Restricted Payments, etc.  At all times after the Effective Date:

(a)

the Borrower will not, and will not permit any of its Subsidiaries (other than a Qualified Subsidiary which is wholly-owned on a fully diluted basis) to, declare, pay or make any dividend or distribution (in cash, property or obligations) on any class of equity (now or hereafter outstanding) of the Borrower or such Qualified Subsidiary or on any options, warrants or other rights with respect to any interest or shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or such Qualified Subsidiary or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, any class of Capital Stock (now or hereafter outstanding) of the Borrower or such Qualified Subsidiaries, or options, warrants or other rights with respect to any interest or shares of or in any class of Capital Stock (now or hereafter outstanding) of the Borrower or such Qualified Subsidiary (such dividends, distributions or applications being called “Distribution Payments”); and

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Credit Agrmt

(b)

the Borrower will not permit any Subsidiary to make any Distribution Payments other than to the Borrower; and

(c)

the Borrower will not, and will not permit its Subsidiaries to, make any deposit for any of the foregoing purposes;

provided, however, that each of the foregoing notwithstanding, the Borrower shall be permitted to make a Distribution Payment to the applicable Government Agencies for the payment of Federal or State income tax obligations that arise as a result of the Borrower’s income generated from the Collateral Value Properties (such liability subject to the independent verification and approval of the Administrative Agent) as calculated pursuant to a tax rate mutually agreed upon by the Borrower and the Administrative Agent in their reasonable discretion and provided that no Default shall have occurred and be continuing.

SECTION 8.2.7

Rental Obligations.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement (excluding oil and gas leases entered into in the ordinary course of business) which involves the leasing by the Borrower or any Subsidiary from any lessor of any real or personal property (or any interest therein), except for the renewal of, or the entering of a new leasing arrangement in replacement of, the current leased space of the Borrower and its Subsidiaries which is identified in Item 8.2.7 (“Rental Obligations”) of the Disclosure Schedule and arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and any of its Qualified Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $250,000 for any Fiscal Year, including any so-called “synthetic lease”; provided, however, that any calculation made for purposes of this Section 8.2.7 shall exclude any amounts (i) required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges and (ii) any amounts relating to Capitalized Lease Liabilities.

SECTION 8.2.8

Consolidation, Merger, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve (except as specifically permitted pursuant to Section 8.1.10(a) with respect to Subsidiaries of the Borrower in existence on the Effective Date), consolidate with, or merge into or with, any other partnership, company or corporation, unless, in the case of such consolidation or merger, (i) the Borrower or another wholly-owned Qualified Subsidiary of the Borrower is the surviving entity, and (ii) no Default (including a Change in Control) exists and is continuing or occurs as a result of such consolidation or merger.  The Borrower will not create any Subsidiary except with the prior written consent of the Administrative Agent.

SECTION 8.2.9

Asset Dispositions, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or substantially all of the assets of the Borrower or any of its Subsidiaries (except as specifically permitted pursuant to Section 8.1.10(a)) in any one transaction or in any series of transactions, whether or not related, except that, if at the time thereof and immediately after giving

75

Credit Agrmt

effect thereto no Default shall have occurred and be continuing, any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or any Qualified Subsidiary.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants (or other rights with respect to), less than all or any substantial part of its assets (including accounts receivable and including any assets sold and then leased pursuant to a “sale/leaseback” transaction) to any Person other than

(a)

equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

(b)

inventory (including Hydrocarbons sold as produced) which is sold for cash only in the ordinary course of business on ordinary trade terms;

(c)

farmouts of the Borrower and any of its Qualified Subsidiaries under standard industry terms of Properties not holding Proven Reserves;

(d)

abandonment of Properties of the Borrower and any of its Qualified Subsidiaries not capable of producing Hydrocarbons in paying quantities after the expiration of their primary terms;

(e)

as permitted by Section 2.7 of the Mortgage; and

(f)

sales of Oil and Gas Properties of the Borrower and any of its Qualified Subsidiaries under standard industry terms, but only if the Net Sales Proceeds, when added to the aggregate amount of Net Sales Proceeds from all other sales that may have occurred during the most recent six-month period, does not exceed $100,000, and if such sale does not create a Collateral Value Deficiency, and subject to the provisions of Section 3.1.2;

provided, however, that

(x)

if such assets are not Collateral Value Properties or Development Properties, such transfer, lease, contribution or conveyance is for cash or other consideration having a value at least equal to the fair market value of such assets;

(y)

if such assets are Collateral Value Properties or Development Properties, the Borrower complies with the terms of Section 3.1.2 and such sale, transfer, lease, contribution or conveyance is for cash in an amount at least equal to the fair market value of such assets; and

(z)

 no sale, transfer, lease or other disposition shall be permitted after the occurrence and during the continuance of a Default.

SECTION 8.2.10

Modification of Certain Documents.  Except with respect to amendments to Material Contracts that could not be expected to have a Material

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Credit Agrmt

Adverse Effect on the rights of Administrative Agent, any Lender or any Designee under the Loan Documents, the Borrower will not amend its Organic Documents or consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Material Contracts, in each case without the prior written consent of the Administrative Agent.

SECTION 8.2.11

Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates; provided however, that the Borrower will in no event assign, convey, sell, or otherwise transfer any of its Property to any Subsidiary other than a Qualified Subsidiary in compliance with the terms and conditions of this Agreement.

SECTION 8.2.12

Negative Pledges, Restrictive Agreements, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by clauses (b) or (e) of Section 8.2.2 as in effect on the Effective Date as to the assets financed with the proceeds of such Indebtedness) prohibiting

(a)

the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (other than those assets subject to Liens permitted by Section 8.2.3(b) and (s)), or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

(b)

the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

SECTION 8.2.13

Take or Pay Contracts.  Except as disclosed to the Administrative Agent and each Lender in Item 8.2.13 of the Disclosure Schedule, and except for reservation charges payable for reservations of capacity in gathering systems and pipelines incurred in the ordinary course of business on an arm’s length basis for volumes expected to be produced from the Borrowers’ Properties to be transported through such systems and pipelines, the Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property (including without limitation Hydrocarbons), or services if such arrangement requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property, or services are delivered or furnished to it.

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ARTICLE IX

EVENTS OF DEFAULT

SECTION 9.1.

Listing of Events of Default.  Each of the following events or occurrences described in this Section 9.1 shall constitute an “Event of Default”.

SECTION 9.1.1

Non-Payment of Obligations.  The Borrower shall default in the payment or prepayment when due of any principal of any Loan; the Borrower shall default in the payment when due of any Hedging Obligation under a Hedging Agreement in effect between the Borrower (or any Affiliate of the Borrower) and a Lender (or any Affiliate of a Lender); or the Borrower or any other Obligor shall default in the payment when due of any interest on any Loan or in the payment when due of any fee or of any other Obligation.

SECTION 9.1.2

Breach of Warranty.  Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article VI) is or shall be false, misleading or incorrect in any material respect when made or deemed made.

SECTION 9.1.3

Non-Performance of Certain Covenants and Obligations.  The Borrower shall default in the due performance and observance of any of its obligations under Section 3.1.2, Section 8.1 (other than 8.1.2 and 8.1.6) or Section 8.2.

SECTION 9.1.4

Non-Performance of Other Covenants and Obligations.  The Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Administrative Agent.

SECTION 9.1.5

Default on Other Indebtedness.

(a)

A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (including any subordinated indebtedness permitted by Section 8.2.2, and any Hedging Agreements, but excluding Indebtedness and Hedging Agreements described in Section 9.1.1) of the Borrower, any Subsidiary or other Obligor having a principal amount, individually or in the aggregate, in excess of $25,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit any holder of such Indebtedness, or any trustee or agent for such holders, to

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cause such Indebtedness to become due and payable prior to its expressed maturity.

(b)

A failure to pay when due any royalty, overriding royalty or similar interest burdening the Oil and Gas Properties of the Borrower or any of its Subsidiaries (but excluding such payment included in Section 9.1.1), in the aggregate, in excess of $25,000.

(c)

The Borrower or any of its Subsidiaries shall commit a breach of, or shall default under, any Material Contract, subject to any applicable grace period.

SECTION 9.1.6

Judgments.  Any final, non-appealable judgment, decree, arbitration award or order for the payment of money in excess of $50,000 (individually or in the aggregate for all such judgments, decrees, arbitration awards or orders) in excess of valid and collectible insurance in respect thereof the payment of which is not in good faith being disputed or contested by the insurer or insurers shall be rendered against the Borrower, any Subsidiary, or other Obligor and either

(a)

enforcement proceedings shall have been commenced by any creditor upon any such judgment, decree, award or order; or

(b)

there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment, decree, award or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 9.1.7

Pension Plans.  Any of the following events shall occur with respect to any Pension Plan

(a)

the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could expect to incur a liability or obligation to such Pension Plan; or

(b)

a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

SECTION 9.1.8

Control of the Borrower.  Any Change in Control shall occur.

SECTION 9.1.9

Bankruptcy, Insolvency, etc.  The Borrower or any other Obligor shall

(a)

become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

(b)

apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any other Obligor or

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Credit Agrmt

any property of any thereof, or make a general assignment for the benefit of creditors;

(c)

in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days, provided that the Borrower and each other Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its or their rights under the Loan Documents;

(d)

permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such other Obligor or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed, provided that the Borrower and each other Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its or their rights under the Loan Documents; or

(e)

take any action authorizing, or in furtherance of, any of the foregoing.

SECTION 9.1.10

Impairment of Security, etc.  Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or shall disaffirm or deny any of its obligations under any of the Guaranties; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

SECTION 9.1.11

Material Adverse Effect.  Any Material Adverse Effect shall occur; provided, however, that if the Administrative Agent shall determine that such Material Adverse Effect is one that is susceptible of cure by the Borrower within thirty (30) days following notice thereof to the Borrower, then after such 30-day period unless such Material Adverse Effect shall no longer continue at such time.

SECTION 9.2.

Action if Bankruptcy.  If any Event of Default described in clauses (a) through (d) of Section 9.1.9 shall occur with respect to the Borrower or any

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Credit Agrmt

other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 9.3.

Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in  clauses (a) through (d) of Section 9.1.9 with respect to the Borrower or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, may declare all or any portion of the outstanding principal amount of the Loans and other Obligations (other than Hedging Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations (other than Hedging Obligations) which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

SECTION 9.4.

Rights Not Exclusive.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by Applicable Law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE X

THE ADMINISTRATIVE AGENT

SECTION 10.1.

Actions.  Each Lender hereby appoints Holdings as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document, and Holdings hereby accepts such appointment.  Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and receive from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section and to the extent such instructions may be expected to comply with applicable law), to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto; provided, however, that the Administrative Agent shall not take any action that requires the consent of any Lender unless it receives such consent.  Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender’s Percentage, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, CLAIMS, COSTS OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE NOTES AND ANY OTHER LOAN DOCUMENT, INCLUDING REASONABLE ATTORNEYS’ FEES, AND AS TO WHICH THE ADMINISTRATIVE AGENT IS NOT REIMBURSED BY THE

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Credit Agrmt

BORROWER; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, CLAIMS, COSTS OR EXPENSES WHICH ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL PROCEEDING TO HAVE RESULTED SOLELY FROM THE ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  The Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction.  If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent’s determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 10.2.

Funding Reliance, etc.  Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (Houston, Texas time) on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount; provided, however, that the Administrative Agent shall not be obligated to make available to Borrower any such amount assumed to have been made available.  If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

SECTION 10.3.

Exculpation.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS SHALL BE LIABLE TO ANY LENDER FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR IN CONNECTION HEREWITH OR THEREWITH, EXCEPT FOR ITS OWN WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document.  Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action.  The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

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SECTION 10.4.

Successor.  The Administrative Agent may resign as such at any time upon at least thirty (30) days’ prior notice to the Borrower and all Lenders, and the Administrative Agent may be removed with or without cause as such by the Required Lenders upon at least thirty (30) days’ prior notice to the Administrative Agent and the Borrower.  If the Administrative Agent at any time shall resign or be removed, the Required Lenders may appoint another Lender as a successor Administrative Agent which Lender shall thereupon become the Administrative Agent hereunder.  If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the giving of notice of resignation or removal, then the retiring or removed Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders and, if no Lender accepts such appointment, a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring or removed Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and Section 11.3 and Section 11.4 shall continue to inure to its benefit.

SECTION 10.5.

Loans, etc. by NGPC Asset Holdings, LP.  Holdings shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates, as any other Lender and may exercise the same as if it were not the Administrative Agent.  Holdings and its Affiliates and each of the Lenders and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Holdings were not the Administrative Agent hereunder and in the case of each Lender, as if such Lender were not a Lender hereunder.

SECTION 10.6.

Credit Decisions.  Each Lender acknowledges that it has, independently of the Administrative Agent, each other Lender, and based on such Lender’s review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments.  Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising

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or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

SECTION 10.7.

Copies, etc.  The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower).  The Administrative Agent will distribute promptly to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.1.

Waivers, Amendments, etc.

(a)

The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Administrative Agent; provided, however, that no such amendment, modification or waiver which would:

(i)

modify any requirement hereunder that any particular action be taken by all the Lenders or by the Administrative Agent shall be effective unless consented to by each Lender;

(ii)

modify any requirement hereunder that any particular action be taken by the Required Lenders shall be effective unless consented to by the Required Lenders;

(iii)

waive compliance by the Borrower with any covenant under Article VIII or waive any Default hereunder shall be effective unless consented to by the Required Lenders;

(iv)

modify this Section 11.1, change the definitions of “Required Lenders,” “Commitment,” or “Commitment Amount,” increase the Percentage of any Lender, reduce any fees or change any interest rate described in Article III, amend Section 8.2.6 or extend the Stated Maturity Date or the Commitment Termination Date, shall be made without the consent of each Lender affected thereby;

(v)

extend the due date for, or reduce the amount of, any scheduled or mandatory repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of each Lender affected thereby; or

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Credit Agrmt

(vi)

affect adversely the interests, rights or obligations of the Administrative Agent in its capacity as the Administrative Agent shall be made without consent of the Administrative Agent.

No failure or delay on the part of the Administrative Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(b)

[Reserved.]

SECTION 11.2.

Notices.

(a)

All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be hand delivered or sent by overnight courier, certified mail (return receipt requested), or telecopy, or by electronic copy with the original promptly hand delivered or sent by overnight courier or certified mail, to such party at its address or telecopy number set forth on the signature pages hereof or set forth in the Lender Assignment Notice or at such other address or telecopy number as may be designated by such party in a notice to the other parties.  Without limiting any other means by which a party may be able to provide that a notice has been received by the other party, a notice shall be deemed to be duly received (a) if sent by hand, on the date when left with a responsible person at the address of the recipient; (b) if sent by telefax, on the date of receipt by the sender of an acknowledgment or transmission reports generated by the machine from which the telefax was sent indicating that the telefax was sent in its entirety to the recipient’s telefax number.

(b)

All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery.

(c)

Any agreement of the Administrative Agent or any Lender herein to receive certain notices by telephone, electronically or facsimile is solely for the convenience and at the request of the Borrower.  The Administrative Agent or any Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and neither the

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Administrative Agent nor any Lender shall have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or any Lender in reliance upon such telephonic, electronic or facsimile notice.  The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent or any Lender to receive written confirmation of any telephonic, electronic or facsimile notice or the receipt by the Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent or any Lender to be contained in the telephonic, electronic` or facsimile notice.

SECTION 11.3.

Payment of Costs and Expenses.  The Borrower agrees to pay within thirty (30) days after written demand all reasonable expenses of the Administrative Agent and each Lender (including the reasonable fees and out-of-pocket expenses of internal and external counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

(a)

the negotiation, preparation, due diligence, execution, delivery syndication, administration and enforcement of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

(b)

the filing, recording, refiling or rerecording of the Mortgages, the Security Agreements, the Pledge Agreements and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to, and all releases and terminations of, any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgages, the Security Agreements and the Pledge Agreements, and

(c)

the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save each of the Administrative Agent and each Lender harmless from all liability for, any stamp or other taxes (other than any income or franchise tax of the Lender) which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, the issuance of the Notes or any other Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent and each Lender within thirty (30) days after written demand for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of internal and external attorneys, and the expenses of any accountant, engineer or other expert retained or utilized in connection therewith) incurred by the Administrative Agent and each Lender in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (y) the enforcement of any

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Credit Agrmt

Obligations.  All requests for payment under this Section 11.3 shall be accompanied by invoices containing reasonable details.

SECTION 11.4.

Indemnification.  In consideration of the execution and delivery of this Agreement by the Administrative Agent and each Lender and the extension of the Commitments, THE BORROWER HEREBY INDEMNIFIES, EXONERATES AND HOLDS NGP CAPITAL RESOURCES COMPANY, THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, BUT EXCLUDING THE DESIGNEE IN ITS CAPACITY AS A SHAREHOLDER OF THE BORROWER (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, COSTS, LIABILITIES AND DAMAGES, AND EXPENSES INCURRED IN CONNECTION THEREWITH (IRRESPECTIVE OF WHETHER ANY SUCH INDEMNIFIED PARTY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION HEREUNDER IS SOUGHT), INCLUDING REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

(a)

this Agreement, any Loan Document or any document or transaction  contemplated by or referred to herein;

(b)

any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, including any Acquisition;

(c)

any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent or such Lender is party thereto;

(d)

any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the condition of any facility or Property owned, leased or operated by the Borrower or any of its Subsidiaries;

(e)

the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or Releases from, any facility or Property owned, leased or operated by the Borrower or any of its Subsidiaries thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or any of its Subsidiaries; or

(f)

any misrepresentation, inaccuracy or breach in or of Section 7.17 or Section 8.1.6,

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Credit Agrmt

EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING FOR THE ACCOUNT OF A PARTICULAR INDEMNIFIED PARTY BY REASON OF THE RELEVANT INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL JUDGMENT.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law.  The obligations in this Section 11.4 shall survive payment of all other Obligations.  At the election of any Indemnified Party, the Borrower shall defend such Indemnified Party using legal counsel satisfactory to such Indemnified Party in such Person’s sole discretion, at the sole cost and expense of the Borrower.  All amounts owing under this Section 11.4 shall be paid within thirty (30) days after written demand.

SECTION 11.5.

Survival.  The obligations of the Borrower under Sections 11.3 and 11.4 shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments.  The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 11.6.

Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.7.

Headings.  The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 11.8.

Execution in Counterparts, Effectiveness, etc.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower, the Administrative Agent and each Initial Lender and be deemed to be an original and all of which shall constitute together but one and the same agreement.  This Agreement shall become effective when counterparts hereof are executed on behalf of the Borrower, the Administrative Agent and each Initial Lender.  This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Obligors (as applicable) and Persons indemnified hereunder, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

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SECTION 11.9.

Governing Law; Entire Agreement.  THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE MORTGAGES OR AS EXPRESSLY PROVIDED IN ANY SUCH DOCUMENT) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 11.10.

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

(a)

the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of each Lender; and

(b)

the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

SECTION 11.11.

Sale and Transfer of Loans and Notes; Participations in Loans and Notes.  Any Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 11.11 if the Administrative Agent has consented to such assignment or sale.

SECTION 11.11.

Assignments.  Any Lender may at any time assign and delegate to one or more Persons, including without limitation, commercial banks or other lenders, in each case consented to by the Administrative Agent (each Person to whom such assignment and delegation is to be made, being hereinafter referred to as an “Assignee Lender”), all or any fraction of such Lender’s total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all such Lender’s Loans and Commitments) in a minimum aggregate amount of $1,000,000 (or the entire remaining amount of such Lender’s Loans and Commitments); provided, however, that such Lender is required at all times to maintain Loans and Commitments hereunder in an aggregate amount of $1,000,000 (unless such Lender shall have reduced its Loans and Commitments to zero); provided, further, however, that the Borrower and each other Obligor shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

(a)

written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender,

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(b)

such Assignee Lender shall have executed and delivered to the Borrower, the Administrative Agent and such Lender a Lender Assignment Notice, consented to and accepted by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, approved by the Borrower, such approval not to be unreasonably withheld, and

(c)

the processing fees described below shall have been paid.

From and after the date that the Assignee Lender delivers such Lender Assignment Notice, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Notice, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Notice, shall be released from its obligations hereunder and under the other Loan Documents.  Within five (5) Business Days after the Borrower’s receipt and approval of such assignee Lender’s Lender Assignment Notice executed by the Administrative Agent, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender’s assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (each such Note to be in exchange for, but not in payment of, the corresponding Note then held by such assignor Lender).  The assignor Lender shall mark the predecessor Note “exchanged” and deliver it to the Borrower.  Accrued interest on that part of the predecessor Note evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Notice.  Accrued interest on that part of the predecessor Note evidenced by the replacement Notes shall be paid to the assignor Lender.  Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement.  Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Notice in the amount of $3,500.  Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void.  Nothing contained in this Agreement shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.  The Borrower hereby agrees, if requested by a Lender, to provide all information reasonably deemed necessary by such Lender to complete an assignment, including information and projections prepared by the Borrower or on its behalf relating to the Borrower or to transactions contemplated hereby.

SECTION 11.11.

Participations.  Any Lender may at any time sell to one or more Persons, including without limitation, commercial banks or other lenders (each of such Persons being herein called a “Participant”) participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

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(a)

no participation contemplated in this Section 11.11.2 shall relieve a Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

(b)

a Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

(c)

the Borrower and each other Obligor shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents, and

(d)

the Borrower shall not be required to pay any amount under Section 5.2 or Section 11.3 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 5.1, 5.2 (except as provided in Section 11.11.2(d)), 11.3 and 11.4, shall be considered a Lender.

SECTION 11.12.

Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY AND THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY AND THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER HAS OR

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HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 11.13.

Waiver of Jury Trial.  THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, EACH LENDER OR THE BORROWER.  THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

SECTION 11.14.

Other Transactions.  Nothing contained herein shall preclude the Administrative Agent or any other Lender or any of their respective Affiliates from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 11.15.

Confidentiality.  The Borrower acknowledges and agrees NGPCRC is a publicly traded company that may be required by law to disclose certain terms hereof as part of its normal public and regulatory reporting and related disclosures.

SECTION 11.16.

Tax Matters; Administrative Services.

SECTION 11.16.

Tax Matters.  The Borrower and the Lenders acknowledge that the Notes, the Warrants and the Overriding Royalty Interests together shall constitute an “investment unit” within the meaning of Section 1273(c)(2) of the Code.  The Borrower and the Lenders agree to allocate $10,000 of issue price to the Warrants and $100,000 of issue price to the Overriding Royalty Interests burdening the Initial Subject Properties, pursuant to Treas. Reg. § 1.1273-2(h).  The Borrower and the Lenders agree that they will use such allocation to prepare and file all returns and other reports with, and to prepare or file any other information provided to the Internal Revenue Service or any other Person or Governmental Agency for federal income tax purposes, including but not limited to, for purposes of the Lenders’ reporting the

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allocation of the issue price pursuant to Treas. Reg. § 1.1273-2(h)(2).  The Lenders agree to provide the Borrower with the information required to be provided pursuant to Treas. Reg. § 1.1275-2(e) promptly upon request of the Borrower.  The Borrower and the Lenders acknowledge that this Section 11.16 is intended to establish the allocation of the issue price of the investment unit in accordance with Treas. Reg. § 1.1273-2(h)(1) and Section 1273(c)(2) of the Code, which allocation is binding on the Borrower and the Lenders pursuant to Treas. Reg. § 1.1273-2(h)(2), but this Section 11.16 does not constitute recognition by any of them that the amount allocated to each component shall be treated as its issue price for any purpose other than as expressly provided herein.  The Borrower shall report payments of interest to each Lender as required by section 6049 of the Code (or any other provision requiring such report) in the amounts reasonably requested by the Administrative Agent.

SECTION 11.16.

Administrative Services.  NGPCRC has notified the Borrower that it is willing to make available significant managerial services to the Borrower, including significant guidance and counsel concerning the management, operations, or business objectives and policies of the Borrower, which services may be provided, at NGPCRC’s election, by NGPCRC or one of its affiliates.  The Borrower would be charged fees for such services on a reasonable basis mutually acceptable to NGPCRC and the Borrower.  The Borrower has declined such offer, and no such services are being requested or accepted at this time.

SECTION 11.17.

Notice.  THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

SONORAN ENERGY, INC.,
a Washington corporation

By:/s/ Frank T. Smith, Jr.

Name:

 Frank T. Smith, Jr.
Title:

Executive Vice President and CFO

All notices should be sent to:

Sonoran Energy, Inc.,
Attn:  Frank T. Smith, Jr.

Pacific Center 1
14180 N. Dallas Parkway, Suite 400
Dallas, TX 75254
Phone: (469) 374-9068
Fax:  (469) 374-9265

ADMINISTRATIVE AGENT:

NGPC ASSET HOLDINGS, LP
By:  NGPC Asset Holdings GP, LLC, its general partner

By: /s/ John H. Homier

Name:  John H. Homier
Title:  President and Chief Executive Officer

Address:

c/o NGP Capital Resources Company, Suite 2975
1221 McKinney Street
Houston, TX  77010

All notices should be sent to:

NGPC Asset Holdings, LP
Attn:  Mr. John H. Homier
1221 McKinney, Suite 2975
Houston, TX  77010
Phone: 713-752-0062
Fax:  713-752-0063

LENDERS:

NGP CAPITAL RESOURCES COMPANY

By: /s/ John H. Homier

Name:  John H. Homier
Title:  President and Chief Executive Officer

Address:

NGP Capital Resources Company
1221 McKinney Street
Houston, TX  77010

All notices should be sent to:

NGP Capital Resources Company
Attn:  Mr. John H. Homier
1221 McKinney, Suite 2975
Houston, TX  77010
Phone:  713-752-0062
Fax:  713-752-0063

PERCENTAGE:  100.00%